EXHIBIT 10.1

IN THE UNITED STATES DISTRICT COURT
FOR THE EASTERN DISTRICT OF PENNSYLVANIA

:
IN RE HERLEY INDUSTRIES, INC.	:	Case No. 06-CV-2596 (JRS)
SECURITIES LITIGATION	:
:

STIPULATION AND AGREEMENT OF SETTLEMENT
This stipulation and agreement of settlement is made and entered into by and between the Class Representative, the Norfolk County Retirement System (“Class Representative” or “Norfolk”), on behalf of itself and the Class, and Defendants Herley Industries, Inc. (“Herley” or the “Company”), Lee Blatt (“Blatt”), Myron Levy (“Levy”), Anello Garefino (“Garefino”), Thomas Gilboy (“Gilboy”), and John Kelley (“Kelley”) (collectively “Defendants” and, without Herley, the “Individual Defendants”).
WHEREAS:
A. All words or terms used herein that are capitalized shall have the meaning ascribed to those words or terms as set forth below and in ¶1 hereof entitled “Certain Definitions.”
B. On June 15, 2006, Montoya v. Herley Industries, Inc., 06-cv-02596 was filed in this Court as a proposed class action on behalf of certain purchasers of Herley common stock (the “Montoya Action”).
C. Between June 22, 2006 and July 17, 2006 four additional related cases were filed in this Court as proposed class actions on behalf of certain purchasers of Herley common stock (the “Related Actions”).
D.  On October 11, 2006, pursuant to Rule 42(a) of the Federal Rules of Civil Procedure, the Court consolidated the Montoya Action, the Related Actions, and any other related securities fraud suits.  The consolidated action was captioned In re Herley Industries, Inc. Securities Litigation (No. 06-cv-2596) (the “Action”).
E. On November 14, 2006, the Court appointed Galleon Management, L.P. (“Galleon”) as Lead Plaintiff and approved Lead Plaintiff’s selection of Kirby McInerney LLP (“Kirby”) to serve as Lead Counsel.
F. On February 5, 2007, Galleon filed a Consolidated Complaint (the “Consolidated Complaint”) which alleged securities fraud violations against Defendants.  The Consolidated Complaint alleged that Defendants misrepresented and omitted material information concerning alleged improper conduct related to three government contracts, and the existence of a government investigation into that alleged conduct, in violation of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, and Rule 10b-5 promulgated thereunder.  The Consolidated Complaint further alleged that as a result of Defendants’ misrepresentations and omissions, the price of Herley’s securities was artificially inflated during the Class Period.
G. On April 5, 2007, Defendants moved to dismiss the Consolidated Complaint.  By Order dated July 17, 2007, the Court granted Defendants’ motions as to the Section 10(b) claims asserted against Defendants Levy, Garefino, Gilboy, and Kelley.  The Court determined that all other remaining claims survived.
H. On July 9, 2008, Galleon moved for class certification.  On September 30, 2009, the Court certified the action as a class action on behalf of all persons or entities who purchased the securities of Herley Industries, Inc. during the period from October 1, 2001 through June 14, 2006, inclusive (the “Class Period”) and who were damaged thereby (excluding the Defendants and certain other persons), appointed Galleon and Norfolk as the Class Representatives, and appointed Kirby as Class Counsel.
I. By order dated January 15, 2010, Galleon was permitted to withdraw as Lead Plaintiff and Class Representative.  Class Representative Norfolk was named as Lead Plaintiff.  In addition to Kirby, the law firm of Labaton Sucharow LLP was named as Class Counsel.
J. On October 30, 2009, the Parties moved for summary judgment.  On January 28, 2010, the Court denied all summary judgment motions.
K. On April 5, 2010, the Court approved the Notice of Pendency of Class Action (“Pendency Notice”) and ordered that Class Counsel distribute the notice by mail to all reasonably identified class members within ten (10) business days.  The Court also ordered that a summary notice be published via national wire service not less than (10) business days after the mailing of the Pendency Notice.  The Pendency Notice advised potential class members of their ability to exclude themselves from the Class by providing certain information, in writing, within sixty (60) days from the date the Pendency Notice was mailed.  The Pendency Notice also stated: “If you do not request to be excluded from the Class [within sixty days after the notice was mailed] you will be bound by the outcome of the action.”   The time period for potential class members to exclude themselves from the Class has expired.
L. The Class Representative, through Class Counsel, has conducted extensive fact and expert discovery, including reviewing over two-hundred thousand pages of documents produced by both Parties and non-parties, and taking numerous depositions.
M. A trial date of July 13, 2010 was set in the Action and in connection therewith the Parties had filed various pre-trial in limine motions and attended a final pre-trial conference with the Court.
N. The Class Representative, through Class Counsel, has also conducted arm’s-length negotiations with Defendants’ counsel in an effort to settle the issues in dispute and achieve the best relief possible consistent with the interests of the Class, including participating in a Court-ordered settlement conference on June 23, 2010 before Judge Juan R. Sanchez.
O. As a result of the settlement conference, the Parties reached an agreement in principle that led to this Settlement.
P. The Defendants have denied and continue to deny any wrongdoing whatsoever.  This Stipulation, whether or not consummated, any proceedings relating to any settlement, or any of the terms of any settlement, whether or not consummated, shall in no event be construed as, or deemed to be evidence of, an admission or concession on the part of any Defendant with respect to any claim or of any fault or liability or wrongdoing or damage whatsoever, or any infirmity in any defense that the Defendants have or could have asserted.  Defendants are entering into this Settlement (as defined below) to eliminate the burden, expense, uncertainty and risk of further litigation.
Q. The Class Representative and Class Counsel recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Action against the Defendants through trial and appeals.  The Class Representative and Class Counsel also have taken into account the uncertain outcome and the risk of any jury trial, especially in complex actions such as the Action, as well as the difficulties and delays inherent in such litigation.  Class Counsel also is mindful of the inherent problems of proof and the possible defenses to the violations asserted in the Action.  Norfolk  and Class Counsel believe that the settlement set forth in this Stipulation confers substantial monetary benefits upon the Class.  Based on their evaluation, Norfolk and Class Counsel have determined that the settlement set forth in this Stipulation is in the best interests of the Class Representative and the Class.
NOW THEREFORE, without any concession by Norfolk that the Action lacked merit, and without any concession by Defendants of any liability or wrongdoing or lack of merit in their defenses, it is hereby STIPULATED AND AGREED, by and among the Parties to this Stipulation, through their respective attorneys, subject to approval by the Court pursuant to Rule 23(e) of the Federal Rules of Civil Procedure, that, in consideration of the benefits flowing to the Parties hereto, all Settled Claims and all Settled Defendants’ Claims as against all Released Parties shall be compromised, settled, released and dismissed with prejudice, and without costs, upon and subject to the following terms and conditions:
CERTAIN DEFINITIONS
1. As used in this Stipulation, the following terms shall have the meanings set forth below:
(a) “Action” means In re Herley Industries, Inc. Securities Litigation, Docket No. 06-2596, pending in the United States District Court for the Eastern District of Pennsylvania before the Honorable Juan R. Sanchez.
(b) “Authorized Claimant” means a Class Member who timely submits a valid Proof of Claim and Release form to the Claims Administrator and whose claim for recovery has been allowed pursuant to the terms of this Stipulation.
(c) “Claims Administrator” means The Garden City Group, Inc., retained by Class Counsel, subject to Court approval, to process Proofs of Claim (defined below) and administer the Settlement.
(d) “Class” means all persons who purchased or otherwise acquired the publicly traded securities of Herley Industries, Inc. during the period from October 1, 2001 through June 14, 2006, inclusive, and who allegedly sustained a loss as a result of this acquisition.  Excluded from the Class are Defendants, the employees of the Defendants and members of the Individual Defendants’ immediate families.  For purposes of this Settlement, the term “Immediate Families” shall mean a person’s spouse, child residing in the person’s household (including step and adoptive children); and any dependent of the person, as defined in section 152 of the Internal Revenue Code (26 U.S.C. §152).  Also excluded from the Class is any person or entity who previously excluded himself, herself or itself by timely serving a valid and proper request for exclusion in accordance with the Pendency Notice.
(e) “Class Counsel” means the law firms of Labaton Sucharow LLP and Kirby McInerney LLP.
(f) “Class Distribution Order” means an order of the Court approving the Claims Administrator’s administrative determinations concerning the acceptance and rejection of the claims submitted and approving any fees and expenses not previously applied for, including the fees and expenses of the Claims Administrator and, if the Effective Date has occurred, directing payment of the Net Settlement Fund to Authorized Claimants.
(g) “Class Member” means any person or entity that is a member of the Class and not excluded therefrom.
(h) “Class Period” means the period from October 1, 2001 through June 14, 2006, inclusive.
(i) “Class Representative” means Norfolk County Retirement System.
(j) “Company” means Herley Industries, Inc.
(k) “Court” means the United States District Court for the Eastern District of Pennsylvania.
(l) “Defendants” means Herley Industries, Inc. and the Individual Defendants.
(m) “Defendants’ Counsel” means the law firm of Blank Rome LLP.
(n)  “Effective Date” means the date upon which the Settlement shall become effective, as set forth in ¶29 below.
(o) “Escrow Account” means the interest bearing account to be established by Class Counsel at a federally-insured banking institution.  With the sole exception of making payment into the Escrow Account as provided for in ¶5 below, Defendants shall have no responsibility or liability relating to the Escrow Account or the monies maintained in the Escrow Account, including, without limitation, any responsibility or liability related to any fees, taxes and tax expenses, investment decisions, maintenance, supervision and distributions of any portion of the Settlement Amount.
(p) “Escrow Agent” means Class Counsel.
(q) “Final,” with respect to the Judgment, means the later of: (i) if there is an appeal from the Judgment, the date of final affirmance on appeal and the expiration of the time for any further judicial review whether by appeal, reconsideration or a petition for a writ of certiorari and, if certiorari is granted, the date of final affirmance of the Judgment following review pursuant to the grant; or (ii) the expiration of the time for the filing or noticing of any appeal from the Court’s Judgment, which is thirty (30) days after the Judgment is entered on the Court’s docket.  However, any appeal or proceeding seeking subsequent judicial review pertaining solely to Court approval of the Plan of Allocation of the Net Settlement Fund, or to the Court’s award of attorneys’ fees, costs or expenses, shall not affect the time set forth above for the Judgment to become Final.
(r) “Individual Defendants” means Lee Blatt, Myron Levy, Anello Garefino, Thomas Gilboy, and John Kelley.
(s) “Judgment” means the proposed judgment to be entered approving the Settlement substantially in the form attached hereto as Exhibit B.
(t) “Net Settlement Fund” means the Settlement Fund less (i) Court awarded attorneys’ fees and expenses; (ii) Notice and Administration Expenses; (iii) any required Taxes; and (iv) any other fees or expenses approved by the Court, including any award to the Class Representative of its reasonable costs and expenses (including lost wages).
(u) “Notice” means the Notice of Proposed Class Action Settlement, which is to be sent to members of the Class substantially in the form attached hereto as Exhibit 1 to Exhibit A hereto.
(v) “Notice and Administration Expenses” means all expenses incurred in connection with: the preparation and printing of the Notice; providing notice to the Class by mail, publication and other means; receiving and reviewing claims; applying the Plan of Allocation; corresponding with Class Members; and the costs incurred by the Claims Administrator.
(w) “Party” or “Parties” means Defendants, the Class and the Class Representative.
(x) “Pendency Notice” means the Notice of Pendency of Class Action, approved by the Court on April 5, 2010.
(y) “Person” means an individual, corporation, general or limited partnership, association, joint stock company, joint venture, limited liability company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof and any other business or legal entity and its heirs, predecessors, successors, representatives or assigns.
(z) “Preliminary Approval Order” means the proposed order preliminarily approving the Settlement and directing notice to the Class of the Settlement and the Settlement Hearing, which shall be substantially in the form attached hereto as Exhibit A.
(aa) “Proof of Claim” means the form for submitting a claim, which shall be substantially in the form attached as Exhibit 2 to Exhibit A hereto.
(bb) “Summary Notice” means the Summary Notice of Hearing on Proposed Class Action Settlement for publication, which shall be substantially in the form attached as Exhibit 3 to Exhibit A hereto.
(cc) “Released Defendant Parties” means any and all of the Defendants and/or their current or former attorneys, auditors, officers, directors, employees, partners, subsidiaries, affiliates, related companies, parents, insurers, heirs, executors, representatives, predecessors, successors, assigns, trustees or other individual or entity in which any Defendant has a controlling interest.
(dd) “Released Parties” means the Released Defendant Parties and the Released Plaintiff Parties collectively.
(ee) “Released Plaintiff Parties” means the Class Representative, the members of the Class, Class Counsel and their respective partners, employees, heirs, executors, administrators, trustees, successors, insurers, predecessors and assigns.
(ff) “Settled Claims” means all claims and causes of action of every nature and description, whether known or unknown (as defined below), arising from the beginning of time to present, whether under federal, state, common or foreign law, that the Class Representative or any member of the Class claimed or could have claimed against any Defendant in this Action arising out of or related in any way to any of the facts, matters, transactions, allegations, or claims in the Consolidated Complaint.  However, any release of the Settled Claims pursuant to this Stipulation shall not release, bar, waive, or otherwise affect claims to enforce the Settlement.
(gg) “Settled Defendants’ Claims” means all claims and causes of action of every nature and description, whether known or unknown (as defined below), whether arising under federal, state, common or foreign law, that the Defendants, or any of them, asserted, or could have asserted, against any of the Released Plaintiff Parties that arise out of or relate in any way to the institution, maintenance, prosecution or settlement of the Action (other than claims to enforce the Settlement).
(hh)  “Settlement” means the resolution of the Action as against the Defendants in accordance with the terms and provisions of this Stipulation.
(ii) “Settlement Amount” means the total principal amount of $10,000,000 in cash.
(jj) “Settlement Fund” means (i) $10,000,000 in cash to be paid by or on behalf of the Defendants into the Escrow Account (as set forth in paragraph 5(a) below) and (ii) any earnings on any monies held in the Escrow Account.
(kk) “Settlement Hearing” means the hearing to be held by the Court to determine whether the proposed Settlement is fair, reasonable and adequate and should be approved.
(ll) “Stipulation” means this Stipulation and Agreement of Settlement.
(mm) “Taxes” means all taxes on the income of the Settlement Fund and expenses and costs incurred in connection with the taxation of the Settlement Fund (including, without limitation, expenses of tax attorneys and accountants).
(nn) “Unknown Claims” means any and all Settled Claims which the Class Representative in the Action or any Class Member does not know to exist in his, her or its favor at the time of the release of the Released Defendant Parties, and any Settled Defendants’ Claims that any Defendant does not know to exist in his, her or its favor at the time of the release of the Released Plaintiff Parties, which if known by them might have affected their decisions with respect to the Settlement.  With respect to any and all Settled Claims and Settled Defendants’ Claims, the Parties stipulate and agree that, upon the Effective Date, the Class Representative and the Defendants shall expressly, and each Class Member shall be deemed to have, and by operation of the Judgment shall have, expressly waived any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to Cal. Civ. Code § 1542, which provides:
A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.
The Class Representative and Defendants acknowledge, and other Class Members by operation of law shall be deemed to have acknowledged, that the inclusion of “Unknown Claims” in the definition of Settled Claims and Settled Defendants’ Claims was separately bargained for and was a key element of the Settlement.
SCOPE AND EFFECT OF SETTLEMENT
2. The obligations incurred pursuant to this Stipulation are, subject to approval by the Court and such approval becoming Final, in full and final disposition of the Action with respect to the Released Parties and any and all Settled Claims and Settled Defendants’ Claims.
3. As of the Effective Date, the Class Representative and each and every Class Member on behalf of themselves, and each of their respective heirs, executors, trustees, administrators, predecessors, successors and assigns by operation of the Judgment, will have fully, finally and forever waived, released, discharged and dismissed each and every Settled Claim against each and every one of the Released Defendant Parties and shall forever be barred and enjoined, without the necessity of posting a bond, from commencing, instituting, prosecuting or maintaining any of the Settled Claims against any of the Released Defendant Parties.
4. As of the Effective Date, each of the Defendants, on behalf of themselves, and each of their respective heirs, executors, trustees, administrators, predecessors, successors and assigns by operation of the Judgment, will have fully, finally and forever waived, released, discharged and dismissed each and every Settled Defendants’ Claim, as against each and every one of the Released Plaintiff Parties and shall forever be barred and enjoined, without the necessity of posting a bond, from commencing, instituting, prosecuting or maintaining any of the Settled Defendants’ Claims against any of the Released Plaintiff Parties.
THE SETTLEMENT CONSIDERATION
5. In full settlement of the claims asserted in the Action against the Defendants and in consideration of the releases specified in ¶¶3 and 4, above, Defendants shall pay or cause to be paid the sum of $10,000,000 for the benefit of the Class, as follows:
(a) Cash Payment.  Within twenty (20) business days after notice of entry of the Preliminary Approval Order by the Court and provision by Class Counsel of appropriate wire transfer and payee instructions, Defendant Herley will pay or cause to be paid the sum of $10,000,000 into the Escrow Account.
USE AND TAX TREATMENT OF SETTLEMENT FUND
6. The Settlement Fund shall be used: (i) to pay any Taxes; (ii) to pay Notice and Administration Expenses; (iii) to pay any attorneys’ fees and expenses awarded by the Court; (iv) to pay any costs and expenses allowed by the Private Securities Litigation Reform Act, 15 U.S.C. §78u-4, and awarded to the Class Representative by the Court; and (v) to pay claims to Authorized Claimants.
7. The Net Settlement Fund shall be distributed to Authorized Claimants as provided in ¶¶16-25 hereof.  The Net Settlement Fund shall remain in escrow prior to the Effective Date.  All funds held in the Escrow Account shall be deemed to be in the custody of the Court and shall remain subject to the jurisdiction of the Court until such time as the funds shall be distributed or returned pursuant to ¶35 of this Stipulation and/or further order of the Court.  The Escrow Account shall be invested in instruments backed by the full faith and credit of the United States Government, or fully insured by the United States Government or an agency thereof, and the proceeds of these instruments shall be reinvested as they mature in similar instruments at the then-current market rates, provided however, that any residual cash balances and cash pending investment in United States Treasury Bill, may be invested and reinvested in a money market mutual fund comprised exclusively of investments secured by the full faith and credit of the United States.  Neither Defendants nor Defendants’ Counsel shall have any responsibility or liability for investment decisions.
8. After the Settlement Amount has been paid by Defendants into the Escrow Account in accordance with ¶5 above, the Parties agree to treat the Settlement Amount, as a “qualified settlement fund” within the meaning of Treas. Reg. § 1.468B-1.  In addition, Class Counsel shall timely make, or cause to be made, such elections as necessary or advisable to carry out the provisions of this paragraph, including the “relation-back election” (as defined in Treas. Reg. § 1.468B-1) back to the earliest permitted date.  Such election shall be made in compliance with the procedures and requirements contained in such regulations.  It shall be the responsibility of Class Counsel to timely and properly prepare and deliver, or cause to be prepared and delivered, the necessary documentation for signature by all necessary parties, and thereafter take all such actions as may be necessary or appropriate to cause the appropriate filing to occur.
(a) For the purposes of Section 468B of the Internal Revenue Code of 1986, as amended, and Treas. Reg. § 1.468B promulgated thereunder, the “administrator” shall be Class Counsel or its successor, which shall timely and properly file, or cause to be filed, all informational and other tax returns necessary or advisable with respect to the interest earned on the fund deposited in the Escrow Account (including without limitation the returns described in Treas. Reg. § 1.468B-2(k)).  Such returns (as well as the election described above) shall be consistent with this paragraph and in all events shall reflect that all taxes (including any estimated taxes, interest, or penalties) on the income earned on the funds deposited in the Escrow Account shall be paid out of such funds as provided in subparagraph (c) hereof.
(b) All (i) taxes (including any estimated taxes, interest or penalties) arising with respect to the income earned on the funds deposited in the Escrow Account; and (ii) expenses and costs incurred in connection with the operation and implementation of this paragraph (including, without limitation, expenses of tax attorneys and/or accountants, mailing and distribution costs, and expenses relating to filing (or failing to file) the returns described in this paragraph) (collectively “Taxes”), shall be paid solely out of the Escrow Account.  In all events, the Defendants shall have no liability or responsibility for the Taxes or the filing of any tax returns or other documents with the Internal Revenue Service or any other state or local taxing authority.  In the event any Taxes and Tax Expenses are owed by any Defendant on any interest earned on the funds on deposit in the Escrow Account, such amounts shall also be paid out of the Escrow Account.  Any taxes or tax expenses owed on any interest earned on the Settlement Amount prior to its transfer to the Escrow Account shall be the sole responsibility of Defendants.
(c) Taxes shall be treated as, and considered to be, a cost of administration of the Settlement and shall be timely paid, or caused to be paid, by Class Counsel out of the Escrow Account without prior order from the Court, and Class Counsel shall be obligated (notwithstanding anything herein to the contrary) to withhold from distribution to Authorized Claimants any funds necessary to pay such amounts (as well as any amounts that may be required to be withheld under Treas. Reg. § 1.468B-2(1)(2)).  The Parties agree to cooperate with Class Counsel, each other, and their tax attorneys and accountants to the extent reasonably necessary to carry out the provisions of this paragraph.
9. This is not a claims-made settlement.  As of the Effective Date, Defendants shall not have any right to the return of the Settlement Fund or any portion thereof irrespective of the number of Proofs of Claim filed, the collective amount of losses of Authorized Claimants, the percentage of recovery of losses, or the amounts to be paid to Authorized Claimants from the Net Settlement Fund.
10. The Claims Administrator shall administer the Settlement under Class Counsel’s supervision and subject to the jurisdiction of the Court.  Except as stated in ¶19 below, Defendants shall have no responsibility for the administration of the Settlement, and shall have no liability to the Class in connection with such administration.
ATTORNEYS’ FEES AND EXPENSES
11. Class Counsel, on behalf of all plaintiffs’ counsel in the Action, will apply to the Court for an award from the Settlement Fund of (i) attorneys’ fees and (ii) reimbursement of out-of-pocket expenses incurred in prosecuting the Action, plus any interest on such amount at the same rate and for the same periods as earned by the Settlement Fund (“Fee and Expenses Application”).  Defendants will not oppose the Fee and Expenses Application.  Any attorneys’ fees and expenses awarded by the Court shall be paid from the Settlement Fund to Class Counsel immediately after entry of the Order awarding such attorneys’ fees and expenses, notwithstanding the existence of any timely filed objections thereto, or potential for appeal therefrom, or collateral attack on the Settlement or any part thereof.  Class Counsel and each such plaintiffs’ counsel is obligated to refund to the Settlement Fund, within fourteen (14) business days, the amount received by each plus accrued interest at the rate earned by the Settlement Fund, if and when, as a result of any appeal and/or further proceeding on remand, or successful collateral attack, the attorneys’ fees or expense award is reduced or reversed, if the award order does not become final, if the Settlement itself is voided by any Party as provided herein, or if the Settlement is later reversed or modified by any court.  Class Counsel shall determine and distribute the attorneys’ fees among plaintiffs’ counsel in a manner in which they believe reflects the contributions of such counsel to the prosecution and settlement of the Action with Defendants and the benefits conferred on the Class.
12. Class Representative and Class Counsel may not cancel or terminate the Stipulation or the Settlement in accordance with ¶30 or otherwise based on this Court’s or any appellate court’s ruling with respect to the Fee and Expense Application or other fee and expense award in the Action.  Defendants have no responsibility or liability for the allocation of attorneys’ fees and expenses.
ADMINISTRATION EXPENSES
13. Except as otherwise provided herein, the Settlement Fund shall remain in escrow pending (i) final approval of the Settlement by the Court, (ii) the expiration of all rights of appeal of the Judgment, and (iii) the final denial of any and all appeals or objections or collateral attacks or challenges to the Settlement.
14. Prior to the Effective Date and without further order of the Court, Class Counsel may expend up to $100,000 from the Settlement Fund to pay the Notice and Administration Expenses actually incurred.  Such costs and expenses shall include, without limitation, the actual costs of publication, printing and mailing the Notice, reimbursements to nominee owners for forwarding the Notice to their beneficial owners, the administrative expenses incurred and fees charged by the Claims Administrator in connection with providing notice and processing the submitted claims, and the fees, if any, related to the Escrow Account and the investment of the Settlement Fund.
15. Class Counsel will apply to the Court for a Class Distribution Order, on notice to Defendants’ Counsel, approving the Claims Administrator’s administrative determinations concerning the acceptance and rejection of the claims submitted herein and approving any fees and expenses not previously applied for, including the fees and expenses of the Claims Administrator, and, if the Effective Date has occurred, directing the payment of the Net Settlement Fund to Authorized Claimants.
DISTRIBUTION TO AUTHORIZED CLAIMANTS
16. The Claims Administrator shall determine each Authorized Claimant’s pro rata share of the Net Settlement Fund based upon each Authorized Claimant’s Recognized Loss, as defined in the Plan of Allocation of Net Settlement Fund (the “Plan of Allocation”) included in the Notice, or in such other plan of allocation as the Court may approve.  Each Authorized Claimant shall be allocated a pro rata share of the Net Settlement Fund based on his, her or its Recognized Loss compared to the total Recognized Losses of all Authorized Claimants.  No Person shall have any claim against Class Representative, Class Counsel, the Escrow Agent, Defendants, Defendants’ Counsel, the Claims Administrator or other entity designated by Class Counsel based on distributions made substantially in accordance with the Stipulation and the settlement contained herein, a Court-approved Plan of Allocation, or further order(s) of the Court.
17. Defendants will take no position with respect to the Plan of Allocation.  The Plan of Allocation is a matter separate and apart from the proposed Settlement between the Class Representative and Defendants, and any decision by the Court concerning the Plan of Allocation shall not affect the validity or finality of the proposed Settlement.  The Plan of Allocation is not a necessary term of this Stipulation and it is not a condition of this Stipulation that any particular plan of allocation be approved by the Court.  Class Representative and Class Counsel may not cancel or terminate the Stipulation or the Settlement in accordance with ¶30 or otherwise based on the Court’s or any appellate court’s ruling with respect to the Plan of Allocation or any plan of allocation in the Action.  Defendants shall have no responsibility or liability for reviewing or challenging claims, or the allocation of the Net Settlement Fund.
ADMINISTRATION OF THE SETTLEMENT
18. Except as otherwise ordered by the Court, any member of the Class who fails to timely submit a valid Proof of Claim and Release form will not be entitled to receive any of the proceeds from the Net Settlement Fund but will otherwise be bound by all of the terms of this Stipulation and the Settlement, including the terms of the Judgment to be entered in the Action and the releases provided for herein, and will be barred from bringing any action against the Released Defendant Parties concerning the Settled Claims.  Notwithstanding the foregoing, Class Counsel may, in their discretion, accept for processing late submitted claims so long as the distribution of the Net Settlement Fund to Authorized Claimants is not materially delayed.
19. Class Counsel shall be responsible for supervising the administration of the Settlement and disbursement of the Net Settlement Fund by the Claims Administrator.  Defendants’ Counsel shall cooperate in the administration of the Settlement only to the extent reasonably necessary to effectuate its terms, including causing Herley to provide to Class Counsel, or the Claims Administrator, all information obtainable by reasonable efforts identifying by name and address the persons and entities who were shareholders during the Class Period, including banks, brokerage firms, institutions and other nominees and record owners, by the date set by the Court for the hearing on whether to preliminarily approve the Settlement.  This information has previously been provided to Norfolk by Herley.  Except for funding the Settlement Fund as set forth in ¶5 above, and providing the transfer records, Defendants shall have no liability, obligation or responsibility for the administration of the Settlement, the allocation of the Settlement proceeds or the reviewing or challenging of claims of members of the Class.  Class Counsel shall be solely responsible for designating the Claims Administrator, subject to approval by the Court.
20. For purposes of determining the extent, if any, to which a Class Member shall be entitled to be treated as an “Authorized Claimant,” the following conditions shall apply:
(a) Each Class Member shall be required to submit a Proof of Claim (substantially in the form of Exhibit 2 to Exhibit A hereto), signed under penalty of perjury, and supported by such documents as are designated therein, including proof of the claimant’s loss, or such other documents or proof as Class Counsel, in its discretion, may deem acceptable and subject to the approval of the Court;
(b) All Proofs of Claim must be submitted by the date specified unless such period is extended by Order of the Court.  Any Class Member who fails to submit a Proof of Claim by such date shall be forever barred from receiving any payment pursuant to this Stipulation (unless, by Order of the Court, a later submitted Proof of Claim by such Class Member is approved), but shall in all other respects be bound by all of the terms of this Stipulation and the Settlement, including the terms of the Judgment to be entered in the Action and the releases provided for herein, and will be barred from bringing any action against the Released Defendant Parties concerning the Settled Claims.  A Proof of Claim shall be deemed to have been submitted when posted, if received with a postmark indicated on the envelope, provided that it is received before the motion for the Class Distribution Order is filed.  In all other cases, the Proof of Claim shall be deemed to have been submitted when actually received by the Claims Administrator;
(c) Each Proof of Claim shall be submitted to and reviewed by the Claims Administrator, under the supervision of Class Counsel, who shall determine in accordance with this Stipulation the extent, if any, to which each claim shall be allowed, subject to review by the Court pursuant to subparagraph (f) below;
(d) Proofs of Claim that do not meet the submission requirements may be rejected.  Prior to rejection of a Proof of Claim, the Claims Administrator shall communicate with the claimant in order to afford the claimant the opportunity to remedy curable deficiencies in the Proof of Claim submitted.  The Claims Administrator, under supervision of Class Counsel, shall notify, in a timely fashion and in writing, all claimants whose Proofs of Claim they propose to reject in whole or in part, setting forth the reasons therefore, and shall indicate in such notice that the claimant whose claim is to be rejected in whole or in part has the right to a review by the Court if such claimant so desires and if such claimant complies with the requirements of subparagraph (e) below;
(e) If any claimant who is notified by the Claims Administrator that the Claims Administrator intends to propose that his, her or its claim be rejected in whole or in part desires to contest such rejection, such claimant must, within twenty (20) days after the date of mailing of the notice required in subparagraph (d) above, serve upon the Claims Administrator a notice and statement of reasons indicating the claimant’s grounds for contesting the rejection along with any supporting documentation, and requesting a review thereof by the Court.  If a dispute concerning a claim cannot be otherwise resolved, Class Counsel shall thereafter present the request for review to the Court; and
(f) The administrative determinations of the Claims Administrator accepting and rejecting claims shall be presented to the Court, on notice to Defendants’ Counsel, for approval by the Court in the Class Distribution Order.
21. Each claimant shall be deemed to have submitted to the jurisdiction of the Court with respect to the claimant’s claim, and the claim will be subject to investigation and discovery under the Federal Rules of Civil Procedure, provided that such investigation and discovery shall be limited to that claimant’s status as a Class Member and the validity and amount of the claimant’s claim, and any such discovery shall not be sought from the Individual Defendants.  In connection with processing of the Proofs of Claim, no discovery shall be allowed on the merits of the Action or of the Settlement.
22. Payment pursuant to this Stipulation shall be deemed final and conclusive against all Class Members.  All Class Members whose claims are not approved by the Court shall be barred from participating in distributions from the Net Settlement Fund, but otherwise shall be bound by all of the terms of this Stipulation and the Settlement, including the terms of the Judgment to be entered in the Action and the releases provided for herein, and will be barred from bringing any action against the Released Defendant Parties concerning the Settled Claims.
23. All proceedings with respect to the administration, processing and determination of claims described by ¶¶18 through 22 of this Stipulation and the determination of all controversies relating thereto, including disputed questions of law and fact with respect to the validity of claims, shall be subject to the jurisdiction of the Court.
24. The Net Settlement Fund shall be distributed to Authorized Claimants by the Claims Administrator only after the Effective Date and after: (i) all claims have been processed, and all claimants whose claims have been rejected or disallowed, in whole or in part, have been notified and provided the opportunity to be heard concerning such rejection or disallowance; (ii) all objections with respect to all rejected or disallowed claims have been resolved by the Court, and all appeals therefrom have been resolved or the time therefore has expired; (iii) all matters with respect to attorneys’ fees, costs, and disbursements have been resolved by the Court, all appeals therefrom have been resolved or the time therefore has expired, and (iv) all Notice and Administrative Expenses and Taxes have been paid.
25. If the funds remaining in the Net Settlement Fund following pro rata distribution(s) to all Authorized Claimants are of an amount that is not cost effective or efficient to redistribute to the Class, then such remaining funds, after payment of any further Notice and Administration Expenses, shall, without the need for a further court order, be contributed to the United States Navy Memorial Foundation, 701 Pennsylvania Avenue, NW, Washington, DC  20004.
TERMS OF THE PRELIMINARY APPROVAL ORDER
26. Concurrently with their application for preliminary Court approval of the Settlement contemplated by this Stipulation and promptly after execution of this Stipulation, Class Counsel and Defendants’ Counsel shall jointly apply to the Court for entry of the Preliminary Approval Order, which shall be substantially in the form annexed hereto as Exhibit A.  The Preliminary Approval Order will, inter alia, set the date for the Settlement Hearing and prescribe the method for giving notice of the Settlement to the Class.
27. As ordered by the Court, Class Counsel shall cause the Claims Administrator to mail the Notice and Proof of Claim to those members of the Class at the address of each such Person as set forth in the records of Herley or its transfer agent(s), or who otherwise may be identified through further reasonable effort.  Class Counsel shall cause the Claims Administrator to publish the Summary Notice of the proposed Settlement in Investor’s Business Daily and transmit it over Business Wire, or other wire service, within ten (10) calendar days of the mailing of the Notice, or according to whatever other form or manner might be ordered by the Court.
TERMS OF THE JUDGMENT
28. If the Settlement contemplated by this Stipulation is approved by the Court, Class Counsel and Defendants’ Counsel shall jointly request that the Court enter a Judgment substantially in the form annexed hereto as Exhibit B.
EFFECTIVE DATE OF SETTLEMENT, WAIVER OR TERMINATION
29. The Effective Date of this Settlement shall be the date when all of the following shall have occurred:
(a) the contribution to the Settlement Fund, as required by ¶ 5 hereof;
(b) entry of the Preliminary Approval Order, which shall be in all material respects substantially in the form set forth in Exhibit A annexed hereto;
(c) approval by the Court of the Settlement, following notice to the Class and a hearing, as prescribed by Rule 23 of the Federal Rules of Civil Procedure; and
(d) a Judgment, which shall be in all material respects substantially in the form set forth in Exhibit B annexed hereto, has been entered by the Court and has become Final, or, in the event that the Court enters a judgment in form materially different than that provided above (“Alternative Judgment”) and either of the Parties does not elect to terminate this Settlement, the date that such Alternative Judgment becomes Final.
30. Defendants’ Counsel and Class Counsel shall have the right to terminate the Settlement and this Stipulation by providing written notice of their election to do so (“Termination Notice”) to all other Parties hereto within thirty (30) calendar days of: (a) the Court’s declining to enter the Preliminary Approval Order in any material respect; (b) the Court’s refusal to approve this Stipulation or any material part of it; (c) the Court’s declining to enter the Judgment in any material respect; (d) the date upon which the Judgment is modified or reversed in any material respect by the United States Court of Appeals or the Supreme Court of the United States; or (e) in the event that the Court enters an Alternative Judgment and none of the Parties hereto elects to terminate this Settlement, the date upon which such Alternative Judgment is modified or reversed in any material respect by the Court of Appeals or the Supreme Court of the United States.
31. In addition to all of the rights and remedies that the Class Representative and Class Counsel have under the terms of this Stipulation, they shall also have the right to terminate this Stipulation in the event that Defendants do not pay or cause to be paid the Settlement Amount as provided in ¶5 above, by providing written notice of their election to do so to all other Parties to this Stipulation and Defendants’ failure to pay the Settlement Amount within ten (10) calendar days of the notice.
32. If an option to withdraw from and terminate this Stipulation and Settlement arises under ¶¶30-31 above, (i) neither Defendants nor the Class Representative will be required for any reason or under any circumstance to exercise that option; and (ii) any exercise of that option shall be made in good faith, but in the sole and unfettered discretion of Herley or the Class Representative, as applicable.
33. Except as otherwise provided herein, in the event the Settlement is terminated or fails to become effective for any reason, then the Settlement shall be without prejudice, and none of its terms shall be effective or enforceable except as specifically provided herein, the Parties to this Stipulation shall be deemed to have reverted to their respective litigation positions in the Action immediately prior to the Court ordered settlement conference of June 23, 2010, and except as otherwise expressly provided, the Parties in the Action shall proceed in all respects as if this Stipulation and any related orders had not been entered.  In such event, the fact and terms of this Stipulation, or any aspect of the negotiations leading to this Stipulation shall not be admissible in any trial of this Action.
34. If the Settlement is terminated pursuant to the provisions of ¶¶30-31, any portion of the $10,000,000 of the Settlement Amount previously paid by or on behalf of Defendants shall be returned, on a pro rata basis according to their respective contributions pursuant to paragraph 5(a), to Defendant Herley, together with any interest earned thereon, less any Taxes paid or due with respect to such income, less Notice and Administration Expenses actually incurred and paid or payable from the Settlement Amount (not to exceed $100,000), and less the fees, if any, of the Escrow Agent.
NO ADMISSION OF WRONGDOING
35. Except as set forth in paragraph 37 below, this Stipulation, whether or not consummated, and any negotiations, proceedings or agreements relating to the Stipulation, the Settlement, and any matters arising in connection with settlement negotiations, proceedings, or agreements, shall not be offered or received against the Defendants for any purpose, and in particular:
(a) do not constitute, and shall not be offered or received against the Defendants as evidence of, or construed as, or deemed to be evidence of any presumption, concession or admission by any of the Defendants with respect to the truth of any fact alleged by the Class Representative and the Class or the validity of any claim that had been or could have been asserted in the Action or in any litigation, including but not limited to the Settled Claims, or of any liability, negligence, fault or wrongdoing of the Defendants;
(b) do not constitute, and shall not be offered or received against the Defendants as evidence of a presumption, concession or admission of any fault, misrepresentation or omission with respect to any statement or written document approved or made by any Defendant, or against the Class Representative or any other members of the Class as evidence of any infirmity in the claims of the Class Representative or the other members of the Class;
(c) do not constitute, and shall not be offered or received against the Defendants or against the Class Representative or any other members of the Class, as evidence of a presumption, concession or admission with respect to any liability, negligence, fault or wrongdoing, or in any way referred to for any other reason as against any of the Parties to this Stipulation, in any other civil, criminal or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the provisions of this Stipulation;
(d) do not constitute, and shall not be construed against Defendants, the Class Representative or any other members of the Class, as an admission or concession that the consideration to be given hereunder represents the amount which could be or would have been recovered after trial; and
(e) do not constitute, and shall not be construed as or received in evidence as, an admission, concession or presumption against the Class Representative or any other members of the Class or any of them that any of their claims are without merit or infirm or that damages recoverable under the Consolidated Complaint, would not have exceeded the Settlement Amount.
36. Defendants may file this Stipulation and/or the Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good-faith settlement, or any theory of claim preclusion or issue preclusion or similar defense or counterclaim, or to effectuate the liability protection granted them under any applicable insurance policies.  Any Party may file this Stipulation and/or the Judgment in any action that may be brought to enforce the terms of this Stipulation and/or the Judgment.  All Parties submit to the jurisdiction of the Court for purposes of implementing and enforcing the Settlement.
MISCELLANEOUS PROVISIONS
37. All of the exhibits attached hereto are hereby incorporated by reference as though fully set forth herein.
38. The Parties to this Stipulation and Agreement of Settlement intend the Settlement of the Action to be a final and complete resolution of all disputes asserted or which could have been asserted by the Parties with respect to the Settled Claims and Settled Defendants’ Claims.  Accordingly, the Class Representative and Defendants agree not to assert in any forum that the Action was brought, prosecuted or defended in bad faith or without a reasonable basis.  The Parties hereto shall assert no claims pursuant to Rule 11 of the Federal Rules of Civil Procedure or the Private Securities Litigation Reform Act, 15 U.S.C. §78u-4, relating to the maintenance, prosecution, defense or settlement of the Action.  The Parties agree that the amount paid and the other terms of the Settlement were negotiated at arm’s-length in good faith by the Parties, and reflect a settlement that was reached voluntarily after consultation with experienced legal counsel.  The Parties reserve their right to rebut, in a manner that such party determines to be appropriate, any contention made in any public forum that the Action was brought or defended in bad faith or without a reasonable basis.
39. This Stipulation may not be modified or amended, nor may any of its provisions be waived, except by a writing signed by all Parties hereto or their successors.
40. The headings herein are used for the purpose of convenience only and are not meant to have legal effect.
41. The administration and consummation of the Settlement as embodied in this Stipulation shall be under the authority of the Court, and the Court shall retain jurisdiction for the purpose of entering orders providing for awards of attorneys’ fees and any expenses and enforcing the terms of this Stipulation.
42. The waiver by one party of any breach of this Stipulation by any other party shall not be deemed a waiver of any other prior or subsequent breach of this Stipulation.
43. This Stipulation and its exhibits constitute the entire agreement among the Parties hereto concerning the Settlement of the Action as against Defendants, and no representations, warranties, or inducements have been made by any party hereto concerning this Stipulation and its exhibits other than those contained and memorialized in such documents.
44. This Stipulation may be executed in one or more counterparts.  All executed counterparts and each of them shall be deemed to be one and the same instrument provided that counsel for the Parties to this Stipulation shall exchange among themselves original signed counterparts.  Signatures sent by facsimile or pdf shall be deemed originals for the purposes of satisfying Pennsylvania or any other rules of evidence.
45. This Stipulation shall be binding when signed, but the Settlement shall be effective only on the condition that the Effective Date occurs.
46. This Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the Parties hereto.
47. The construction, interpretation, operation, effect and validity of this Stipulation, and all documents necessary to effectuate it, shall be governed by the internal laws of the Commonwealth of Pennsylvania without regard to conflicts of laws, except to the extent that federal law requires that federal law govern.
48. This Stipulation shall not be construed more strictly against one Party than another merely by virtue of the fact that it, or any part of it, may have been prepared by counsel for one of the Parties, it being recognized that it is the result of arm’s-length negotiations among the Parties, and all Parties have contributed substantially and materially to the preparation of this Stipulation.
49. All counsel and any other person executing this Stipulation and any of the exhibits hereto, or any related settlement documents, warrant and represent that they have the full authority to do so, and that they have the authority to take appropriate action required or permitted to be taken pursuant to the Stipulation to effectuate its terms.
50. Class Counsel and Defendants’ Counsel agree to cooperate fully with one another in seeking Court approval of the Preliminarily Approval Order, the Stipulation and the Settlement, and to promptly agree upon and execute all such other documentation as reasonably may be required to obtain final approval by the Court of the Settlement.
51. If a case is commenced subsequent to the execution of this Stipulation with respect to any Defendant under Title 11 of the United States Code (Bankruptcy), or a trustee, receiver or conservator is appointed under any similar law, and in the event of the entry of a final order of a court of competent jurisdiction determining the transfer of money to the Settlement Fund or any portion thereof by or on behalf of the Defendant to be a preference, voidable transfer, fraudulent transfer or similar transaction, and any portion thereof is required to be returned, and such amount is not promptly deposited to the Settlement Fund by others, then, at the election of Class Counsel, the parties shall jointly move the Court to vacate and set aside the releases given and the Judgment entered in favor of such Defendant pursuant to this Stipulation which releases and the Judgment shall be null and void, and the parties so affected shall be restored to their respective positions in the Action as of June 23, 2010, and any other cash amounts in the Settlement Fund paid by or on behalf of such affected Defendant shall be returned as provided herein.
52. Any public statement by Class Counsel or Norfolk concerning the Settlement shall be consistent with this Stipulation and shall not be made until three (3) business days after the execution of the Preliminary Approval Order.

IN WITNESS WHEREOF, the Parties hereto have caused this Stipulation to be executed, by their duly authorized attorneys, as of July 2, 2010.

BLANK ROME LLP	LABATON SUCHAROW LLP
_______________________________ James T. Smith Evan H. Lechtman One Logan Square Philadelphia, PA 19102	_______________________________ Jonathan Gardner 140 Broadway New York, New York 10005
Counsel for Defendants Herley Industries, Inc., Lee Blatt, Myron Levy, Anello Garefino, Thomas Gilboy, and John Kelley	KIRBY McINERNEY LLP
________________________________ Ira M. Press Andrew McNeela 825 Third Avenue New York, New York 10022
Counsel for the Class and Class Representative Norfolk County Retirement System

EXHIBIT A
IN THE UNITED STATES DISTRICT COURT
FOR THE EASTERN DISTRICT OF PENNSYLVANIA

:
IN RE HERLEY INDUSTRIES, INC.	:	Case No. 06-CV-2596 (JRS)
SECURITIES LITIGATION	:
:

[PROPOSED] PRELIMINARY APPROVAL ORDER PROVIDING FOR
NOTICE AND HEARING IN CONNECTION WITH
PROPOSED CLASS ACTION SETTLEMENT

WHEREAS, as of July 2, 2010, Lead Plaintiff and Class Representative Norfolk County Retirement System (“Norfolk” or “Class Representative”), on behalf of the Class entered into a Stipulation and Agreement of Settlement (“Stipulation”) with the Defendants Herley Industries, Inc. (“Herley”), Lee Blatt, Myron Levy, Anello Garefino, Thomas Gilboy, and John Kelley (collectively the “Defendants,” without Herley the “Individual Defendants”), which is subject to review under Rule 23 of the Federal Rules of Civil Procedure and which, together with the exhibits thereto, sets forth the terms and conditions of the proposed settlement of the claims alleged in the Consolidated Complaint (“Consolidated Complaint”) with prejudice (the “Settlement”); and the Court having read and considered the Stipulation and the accompanying exhibits; and the parties to the Stipulation having consented to the entry of this Order; and all capitalized terms used herein having the meanings defined in the Stipulation;
WHEREAS, on September 30, 2009, the Court certified the Action as a class action; and
WHEREAS, on January 15, 2010, Norfolk was named as Lead Plaintiff and Class Representative and the law firms of Labaton Sucharow LLP and Kirby McInerney LLP as Class Counsel, pursuant to Rules 23(a) and (b)(3) of the Federal Rules of Civil Procedure;
NOW, THEREFORE, IT IS HEREBY ORDERED, this _______ day of July, 2010 that:
1. The Court has reviewed the Stipulation and preliminarily finds the Settlement set forth therein to be fair, reasonable and adequate, subject to further consideration at the settlement hearing described below.
2. A hearing (the “Settlement Hearing”) pursuant to Rule 23(e) of the Federal Rules of Civil Procedure is hereby scheduled to be held before the Court on ______, 2010, at ___:_____  __.m. for the following purposes:
(a) to determine whether the proposed Settlement is fair, reasonable and adequate, and should be approved by the Court;
(b) to determine whether the Final Order and Judgment as provided under the Stipulation should be entered, dismissing the Action on the merits and with prejudice, and to determine whether the release by the Class of the Settled Claims, as set forth in the Stipulation, should be provided to the Released Defendant Parties;
(c) to determine whether the proposed Plan of Allocation for the proceeds of the Settlement is reasonable and should be approved by the Court;
(d) to consider Class Counsel’s application for an award of attorneys’ fees and reimbursement of expenses;
(e) to consider Class Representative’s application, if any, for its reasonable costs and expenses (including lost wages) relating to its representation of the Class; and
(f) to rule upon such other matters as the Court may deem appropriate.
3. The Court reserves the right to approve the Settlement with or without modification and with or without further notice of any kind.  The Court further reserves the right to enter the Judgment approving the Settlement and dismissing the Action with prejudice regardless of whether it has approved the Plan of Allocation or awarded attorneys’ fees and expenses.  The Court may also adjourn the Settlement Hearing or modify any of the dates herein without further notice to members of the Class.
4. The Court approves the form, substance and requirements of the Notice of Proposed Class Action Settlement (the “Notice”) and the Proof of Claim and Release form (“Proof of Claim”), substantially in the forms annexed hereto as Exhibits 1 and 2 respectively.
5. The Court approves the appointment of The Garden City Group, Inc.  as the Claims Administrator to supervise and administer the notice procedures as well as the processing of claims.  The Claims Administrator shall cause the Notice and the Proof of Claim, substantially in the forms annexed hereto, to be mailed, by first class mail, postage prepaid, on or before July 16, 2010 (“Notice Date”), to all Class Members who can be identified with reasonable effort.  To the extent it has not already done so, Herley shall cause its transfer records and shareholder information to be made available to the Claims Administrator within ten (10) calendar days from the date of this order for the purpose of identifying and giving notice to the Class.  The Claims Administrator shall use reasonable efforts to give notice to nominee purchasers such as brokerage firms and other persons or entities who purchased or otherwise acquired Herley common stock during the period from October 1, 2001 through June 14, 2006, inclusive, (the “Class Period”) as record owners but not as beneficial owners.  Such nominee purchasers are directed, within seven (7) calendar days of their receipt of the Notice, to either send copies of the Notice and Proof of Claim to their beneficial owners by first class mail, or to provide the Claims Administrator with lists of the names and addresses of the beneficial owners, and the Claims Administrator is ordered to send the Notice and Proof of Claim promptly to such identified beneficial owners by first class mail.  Nominee purchasers who elect to send the Notice and Proof of Claim to their beneficial owners shall also send a statement to the Claims Administrator confirming that the mailing was made as directed.  Additional copies of the Notice shall be made available to any record holder requesting such for the purpose of distribution to beneficial owners, and such record holders shall be reimbursed from the Settlement Fund, after receipt by the Claims Administrator of proper documentation, for their reasonable expenses incurred in sending the Notices and Proofs of Claim to beneficial owners.  Class Counsel shall, at or before the Settlement Hearing, file with the Court proof of mailing of the Notice and Proof of Claim.
6. All fees, costs, and expenses incurred in identifying and notifying members of the Class shall be paid from the Settlement Fund.
7. The Court approves the form of the Summary Notice of Hearing on Proposed Class Action Settlement (“Summary Notice”) substantially in the form annexed hereto as Exhibit 3 and directs that Class Counsel shall cause the Summary Notice to be published in Investor’s Business Daily and transmitted over Business Wire within ten (10) calendar days of the Notice Date.  Class Counsel shall, at or before the Settlement Hearing, file with the Court proof of publication of the Summary Notice.
8. The form and content of the notice program described herein, and the method set forth herein of notifying the Class of the Settlement and its terms and conditions, meet the requirements of Rule 23 of the Federal Rules of Civil Procedure, Section 21D(a)(7) of the Securities Exchange Act of 1934, 15 U.S.C. § 78u-4(a)(7), as amended by the Private Securities Litigation Reform Act of 1995, and due process, constitute the best notice practicable under the circumstances, and shall constitute due and sufficient notice to all persons and entities entitled thereto.
9. In order to be entitled to receive a distribution from the net monetary recovery pursuant to the Settlement (the “Net Settlement Fund”), in the event the Settlement is effected in accordance with the terms and conditions set forth in the Stipulation, each Class Member shall take the following actions and be subject to the following conditions:
(a) A properly executed Proof of Claim, substantially in the form attached hereto as Exhibit 2, must be submitted to the Claims Administrator, at the address indicated in the Notice, postmarked not later than one hundred twenty (120) calendar days after the Notice Date.  Such deadline may be further extended by Court Order.  Each Proof of Claim shall be deemed to have been submitted when postmarked (if properly addressed and mailed by first class mail, postage prepaid) provided such Proof of Claim is actually received prior to the motion for an order of the Court approving distribution of the Net Settlement Fund.  Any Proof of Claim submitted in any other manner shall be deemed to have been submitted when it was actually received at the address designated in the Notice.  Any Class Member who does not timely submit a Proof of Claim within the time provided for shall be barred from sharing in the distribution of the proceeds of the Net Settlement Fund, unless otherwise ordered by the Court.
(b) The Proof of Claim submitted by each Class Member must satisfy the following conditions, unless otherwise ordered by the Court:  (i) it must be properly completed, signed and submitted in a timely manner in accordance with the provisions of the preceding subparagraph; (ii) it must be accompanied by adequate supporting documentation for the transactions reported therein, in the form of broker confirmation slips, broker account statements, an authorized statement from the broker containing the transactional information found in a broker confirmation slip, or such other documentation as is deemed adequate by Class Counsel; (iii) if the person executing the Proof of Claim is acting in a representative capacity, a certification of his, her or its current authority to act on behalf of the Class Member must be included in the Proof of Claim; and (iv) the Proof of Claim must be complete and contain no material deletions or modifications of any of the printed matter contained therein and must be signed under penalty of perjury.
(c) As part of the Proof of Claim, each Class Member shall submit to the jurisdiction of the Court with respect to the claim submitted, and shall (subject to effectuation of the Settlement) release all Settled Claims as provided in the Stipulation.
(d) Each Proof of Claim shall be submitted to and reviewed by the Claims Administrator, under the supervision of Class Counsel, who shall determine in accordance with this Stipulation the extent, if any, to which each claim shall be allowed, subject to review by the Court.
(e) Proofs of Claim that do not meet the submission requirements may be rejected.  Prior to rejection of a Proof of Claim, the Claims Administrator shall communicate with the claimant in order to afford the claimant the opportunity to remedy curable deficiencies in the Proof of Claim submitted.  The Claims Administrator, under supervision of Class Counsel, shall notify, in a timely fashion and in writing, all claimants whose Proofs of Claim they propose to reject in whole or in part, setting forth the reasons therefore, and shall indicate in such notice that the claimant whose claim is to be rejected in whole or in part has the right to a review by the Court if such claimant so desires and if such claimant complies with the requirements below.
(f) If any claimant who is notified by the Claims Administrator that the Claims Administrator intends to propose that his, her or its claim be rejected in whole or in part desires to contest such rejection, such claimant must, within the deadline established by the Claims Administrator, serve upon the Claims Administrator a notice and statement of reasons indicating the claimant’s grounds for contesting the rejection along with any supporting documentation, and requesting a review thereof by the Court.  If a dispute concerning a claim cannot be otherwise resolved, Class Counsel shall thereafter present the request for review to the Court.
10. Class Members were previously notified of their right to request exclusion from the Class by dissemination of the Notice of Pendency of Class Action (“Pendency Notice”), as ordered by the Court on April 5, 2010, and no additional exclusion period is required.
11. Class Members who previously served a valid request for exclusion from the Class in accordance with the Court-approved Pendency Notice shall not be entitled to receive any payment out of the Net Settlement Fund as described in the Stipulation and Notice.  Any Class Members who did not properly exclude himself, herself or itself by timely serving a valid request for exclusion in accordance with the Pendency Notice shall be bound by all orders, determinations and judgments in this Litigation, including but not limited to, the terms of the Settlement.
12. The Court will consider objections to the Settlement, the Plan of Allocation, the award of attorneys’ fees or reimbursement of expenses only if such objections and any supporting papers are filed in writing with:
Clerk of the Court
United States District Court
    for the Eastern District of Pennsylvania
James A. Byrne United States Courthouse
601 Market Street
Philadelphia, Pennsylvania 19106-1797

Copies of all such papers are delivered or sent by first class mail (with a corresponding postmark), on or before fourteen (14) calendar days prior to the date set herein for the Settlement Hearing, upon each of the following:
On behalf of Class Representative and the Class:
LABATON SUCHAROW LLP Jonathan Gardner 140 Broadway New York, New York 10005 Counsel for Norfolk County Retirement System and the Class	KIRBY McINERNEY LLP Ira M. Press 825 Third Avenue, 16th Floor New York, New York 10022
On behalf of the Defendants:
BLANK ROME LLP James T. Smith One Logan Square Philadelphia, Pennsylvania 19103 Counsel for Defendants Herley Industries, Inc.; Lee Blatt; Myron Levy; Anello Garefino; Thomas Gilboy; and John Kelley
Attendance at the hearing is not necessary; however, persons wishing to be heard orally in opposition to the approval of the Settlement, the Plan of Allocation, and/or the requests for attorneys’ fees and other expenses are required to indicate in their written objection their intention to appear at the hearing.  Persons who intend to object to the Settlement, the Plan of Allocation, and/or the requests for an award of attorneys’ fees and other expenses and desire to present evidence at the Settlement Hearing must include in their written objections the identity of any witnesses they may call to testify and exhibits they intend to introduce into evidence at the Settlement Hearing.  Class Members do not need to appear at the hearing or take any other action to indicate their approval.
13. Any Class Member who does not make his, her or its objection in the manner provided shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness or adequacy of the Settlement, to the Plan of Allocation, and/or the requests for an award of attorneys’ fees and other expenses, unless otherwise ordered by the Court, but shall otherwise be bound by the judgment to be entered and the releases to be given.
14. Pending final determination of whether the Settlement should be approved, Class Representative, all Class Members, and each of them, and anyone who acts or purports to act on their behalf, shall not institute, commence or prosecute any action which asserts Settled Claims against the Released Defendant Parties.
15. As provided in the Stipulation, Class Counsel may pay the Claims Administrator a portion of the reasonable fees and costs associated with giving notice to the Class and the review of claims and administration of the Settlement out of the Settlement Fund, including paying taxes, without further order of the Court; provided however, that such amounts shall not exceed $100,000 unless and until the Court has entered an Order and Final Judgment following the Settlement Hearing.
16. All papers in support of the Settlement, Plan of Allocation, Class Counsel’s request for an award of attorneys’ fees and expenses and Class Representative’s request, if any, for its reasonable costs and expenses (including lost wages) relating to its representation of the Class shall be filed with the Court and served by overnight mail or hand delivery seven (7) calendar days prior to the date set herein for the Settlement Hearing.
17. At or after the Settlement Hearing, the Court shall determine whether the Plan of Allocation proposed by Class Counsel, and any application for attorneys’ fees and expenses, including the expenses of Class Representative, if any, should be approved.
18. No person who is not a Class Member, Class Representative or Class Counsel shall have any right to any portion of, or to any distribution of, the Net Settlement Fund unless otherwise ordered by the Court or otherwise provided in the Stipulation.
19. All funds held in escrow shall be deemed and considered to be in custodia legis of the Court, and shall remain subject to the jurisdiction of the Court until such time as such funds shall be distributed pursuant to the Stipulation and/or further order of the Court.
20. If any specified condition to the Settlement set forth in the Stipulation is not satisfied and Class Representative, Class Counsel or Defendants elect to terminate the Settlement as provided in paragraphs 30 through 31 of the Stipulation, then, in any such event, the Stipulation, including any amendment(s) thereof, except as expressly provided in the Stipulation, and this Preliminary Approval Order shall be null and void, of no further force or effect, and without prejudice to any Party, and may not be introduced as evidence or used in any actions or proceedings by any person or entity against the Parties, and each Party shall be restored to his, her or its respective litigation position as it existed prior to reaching the agreement in principle to settle the Action on June 23, 2010.
21. All reasonable expenses incurred in identifying and notifying members of the Class as well as administering the Settlement Fund shall be paid as set forth in the Stipulation.   In the event the Court does not approve the settlement, or it otherwise fails to become effective, neither Class Representative nor any of its counsel shall have any obligation to repay any amounts actually and properly incurred or disbursed pursuant to the Stipulation to the extent that those expenses do not exceed $100,000.
22. The Court retains exclusive jurisdiction over the Action to consider all further matters arising out of or connected with the Settlement.
Dated:______________, 2010
____________________________________ Honorable Juan R. Sanchez UNITED STATES DISTRICT JUDGE

EXHIBIT 1 TO EXHIBIT A

IN THE UNITED STATES DISTRICT COURT
FOR THE EASTERN DISTRICT OF PENNSYLVANIA

:
IN RE HERLEY INDUSTRIES, INC.	:	Case No. 06-CV-2596 (JRS)
SECURITIES LITIGATION	:
:

NOTICE OF PROPOSED CLASS ACTION SETTLEMENT

TO:
ALL PERSONS WHO PURCHASED OR OTHERWISE ACQUIRED THE PUBLICLY TRADED SECURITIES OF HERLEY INDUSTRIES, INC. DURING THE PERIOD FROM OCTOBER 1, 2001 THROUGH JUNE 14, 2006, INCLUSIVE, (THE “CLASS PERIOD”) AND WHO ALLEGEDLY SUSTAINED A LOSS AS A RESULT OF THE ACQUISITION (THE “CLASS”).

YOU MAY BE ENTITLED TO A PAYMENT FROM THIS
PROPOSED SETTLEMENT.
A federal court authorized this notice.  This is not a solicitation from a lawyer.

•
If approved by the Court,1 the proposed Settlement will create a $10,000,000 Settlement Fund for the benefit of eligible investors who purchased or otherwise acquired common stock of Herley Industries, Inc. (“Herley” or the “Company”) during the Class Period.

•
The Settlement would resolve claims in a class action lawsuit alleging that Herley and certain of its officers and directors misled investors by making certain misrepresentations and omissions in Herley’s public statements, which had the effect of inflating Herley’s stock price (the “Action”).  The Class is represented in the Action by the court-appointed Lead Plaintiff and Class Representative, Norfolk County Retirement System (“Class Representative”).

•	The Court will review the Settlement at the Settlement Hearing to be held on __________, 2010 at __:____ _.m.
•	Your legal rights are affected whether you act or do not act. Read this notice carefully.
YOUR LEGAL RIGHTS AND OPTIONS IN THIS SETTLEMENT
SUBMIT A CLAIM FORM BY ___ _______, 2010	The only way to get a payment.
OBJECT BY __________, 2010	Write to the Court about why you do not like the Settlement. This will not exclude you from the Class.
GO TO A HEARING ON __________, 2010	Ask to speak in Court about the Settlement at the Settlement Hearing.
DO NOTHING	Get no payment. Give up rights.

1 All capitalized terms not otherwise defined in this document shall have the meaning provided in the Stipulation and Agreement of Settlement, dated July 2, 2010 (the “Stipulation”).

SUMMARY OF THIS NOTICE
Statement of Plaintiff Recovery
This proposed Settlement will create a Settlement Fund of $10,000,000 in cash, plus interest as it accrues.  Based on the information currently available to Class Representative and the analysis performed by its damages expert, it is estimated that if members of the Class submit claims for 100% of the shares eligible for distribution under the Plan of Allocation (described below), the estimated average distribution per share will be approximately $.74.2  Historically, actual claims rates are substantially less than 100%, which result in higher distributions per share.   This estimate is before deduction of any court-awarded expenses, such as attorneys’ fees and litigation expenses, Class Representative’s costs and expenses and the cost of sending this Notice and administering the distribution of the Settlement. The amount an eligible Class Member will actually recover will depend on numerous factors, including the numbers of Class Members who submit a valid Proof of Claim.  These factors are fully explained in the Plan of Allocation beginning on page [____].  Please refer to the Plan of Allocation for more information on your potential “Recognized Loss” (defined below).
Statement of Potential Outcome if the Claims Continued to Be Litigated
The Parties disagree about whether each or any of the Defendants is liable for the claims asserted against them and whether each or any of the Defendants caused any damages.  The issues on which the Parties disagree include, for example: (1) whether the Defendants made any false or material misstatements or omissions; (2)  whether those alleged misrepresentations and omissions were material; (3) whether the Defendants acted with the required state of mind; (4) the amount by which the prices of Herley common stock were artificially inflated (if at all) during the Class Period as a result of the alleged securities fraud; (5) whether any purchasers of Herley common stock suffered damages as a result of the alleged misstatements and omissions in the Company’s public statements; and (6) the amount of such damages, assuming they exist.
The Defendants deny that they are liable to the Class and deny that the Class has suffered any damages attributable to the Defendants’ actions.  While Class Representative believes that it and the Class have meritorious claims, it recognizes that there are significant obstacles to be overcome before there could be any recovery.
Statement of Attorneys’ Fees and Costs Sought
Class Representative and the Class are represented by the law firms of Labaton Sucharow LLP (“Labaton”) and Kirby McInerney LLP (“Kirby”) (collectively “Class Counsel”).  Class Counsel has not received any payment for its services in litigating the Action, nor has it been reimbursed for its litigation expenses.  Class Counsel intends to make a motion at the Settlement Hearing asking the Court to award it attorneys’ fees of no more than ___% of the Settlement Fund (including any accrued interest), and reimbursement from the Settlement Fund of expenses incurred during the litigation, in an amount not to exceed $______, plus interest.  Pursuant to the Private Securities Litigation Reform Act of 1995 (“PSLRA”), the Class Representative may also ask the Court to reimburse it for costs and expenses it incurred in representing the Class in an amount of no more than $20,000.  If the Court approves the fee and expense applications in full, the average amount of fees and expenses per damaged share of common stock will be approximately $0.___.  This amount will vary depending on the number of eligible claims submitted.
Further Information
Further information regarding the Settlement and this Notice may be obtained by contacting the Claims Administrator: In re Herley Industries, Inc. Securities Litigation, Claims Administrator, c/o Garden City Group, [address], 800-[__], www.[__].com; or Class Counsel: Labaton Sucharow LLP, 140 Broadway, New York, NY  10005, 800-[__], www.labaton.com.  Please Do Not Call the Court or Herley With Questions About the Settlement.
Reasons for the Settlement
For Class Representative, the principal reason for the Settlement is the immediate benefit of a substantial cash recovery for the Class.  This benefit must be compared to the risk that no recovery or a smaller recovery might be achieved after a contested jury trial and likely appeals, possibly years into the future.  For the Defendants, who deny all allegations of wrongdoing, the principal reason for the Settlement is to eliminate the burden, expense, uncertainty and risk of further litigation.
[END OF COVER PAGE]

2 An allegedly damaged share might have been traded more than once during the Class Period, and this average recovery would be the total for all purchasers of that share.

BASIC INFORMATION

1.	Why did I get this notice package?

You or someone in your family may have purchased or otherwise acquired publicly traded Herley securities during the period from October 1, 2001 through June 14, 2006, inclusive, and may be a Class Member in this Action.  This package explains the lawsuit, the Settlement, Class Members’ legal rights, what benefits are available, who is eligible for them and how to get them.
The Court directed that this Notice be sent to Class Members because they have a right to know about a proposed settlement of this class action lawsuit, and about all of their options, before the Court decides whether to approve the Settlement.  If approved, the Settlement will end all of the Class’s claims against the Defendants.  The Court will review the Settlement at a Settlement Hearing on __________, 2010 at __:__ _.m.  If the Court approves the Settlement, and after any objections and appeals (if there are any) are resolved, the Claims Administrator appointed by the Court will make the payments that the Settlement allows.
The Court in charge of the case is the United States District Court for the Eastern District of Pennsylvania, and the case is known as In re Herley Industries, Inc. Securities Litigation, No. 06-cv-2596 (JRS).  This case was assigned to United States District Judge Juan R. Sanchez.  The person bringing the case is called the Class Representative, and the company and the persons being sued are called Defendants.

2.	What is this lawsuit about and what has happened so far?

Herley is a leading supplier of microwave technology for the defense and commercial markets worldwide.  Herley’s primary business is manufacturing microwave products and technologies for defense contractors, the United States government, and international customers.  Herley also produces products for the scientific and medical communities. Herley is a public company, and its shares are traded on the NASDAQ.  Herley’s principal place of business is located in  Lancaster, Pennsylvania.
On January 15, 2010, the Court appointed Norfolk County Retirement System as Lead Plaintiff and Class Representative.  The Court also approved the selection of the law firms of Labaton and Kirby as Class Counsel.
On June 6, 2006, Defendants Herley and Lee Blatt (“Blatt”), Herley’s former Chief Executive Officer, were indicted by the federal government for allegedly engaging in fraud in connection with three contracts with the United States government (the “Indictment”).  The Indictment contained thirty-five Counts.  As a result of the Indictment, on June 9, 2006, the United States Navy suspended four of Herley’s facilities from, among other things, receiving new contracts from the United States military subject to certain exceptions.  At the time of the announcement of the Indictment and suspension Herley’s stock price declined.  It is this decline which the Class Representative alleges caused damages to the Class.  The suspension of Herley’s four divisions was lifted in October of 2006.
On May 5, 2008, Herley entered into a plea agreement, pursuant to which Herley pleaded guilty to two felony counts of obstruction of a federal audit.  Pursuant to the plea agreement, the government withdrew the remaining thirty-three counts against the Company.  Blatt pleaded guilty to a misdemeanor tax violation that was not a count charged in the Indictment.  Pursuant to his plea agreement, all of the charges in the Indictment against Blatt were withdrawn.
During the Class Period, Herley issued public statements to its investors which, among other things, discussed Herley’s relationship with its customers, including its relationship with the United States government.  Herley also advised its investors in public statements that it believed that it had materially complied with government contracting regulations and laws during the relevant time period.
The Class asserted that those public statements were materially false and misleading since they failed to disclose: (i) Herley’s alleged wrongful conduct vis-à-vis the government, and (ii) that Herley was the under investigation by the government and that Blatt was the target of that government investigation.
Defendants deny all allegations of wrongdoing.  The Settlement should not be seen as an admission or concession on the part of any Defendant about any of the claims, their fault or liability for damages.

3.	Why is this a class action?

    In a class action, one or more people called class representatives (in this case Norfolk) sue on behalf of people or entities, known as “class members,” who have similar claims.  A class action allows one court to resolve in a single case many similar claims that, if brought separately by individuals, might be economically so small that they would never be brought.  One court resolves the issues for all class members, except for those who exclude themselves, or “opt out,” from the class (discussed below).

4.	Why is there a settlement?

    The Court did not finally decide in favor of Class Representative or the Defendants. The Settlement will end the Action and all the claims against the Defendants therein, and avoid the uncertainties and costs of further litigation and any future jury trial.  Affected investors will get compensation immediately, rather than after the time it would take to conduct additional litigation, have a trial and exhaust all appeals.  The Settlement was reached after Class Representative conducted a thorough investigation, briefed challenging motions to dismiss the claims, conducted discovery including the review of more than two-hundred thousand pages of documents produced during the course of the Action, consulted with an expert in the field of damages, prepared for a trial and engaged in arm’s-length negotiations about a settlement.  On June 23, 2010, the Parties participated in a Court-ordered Settlement Conference before Honorable Juan R. Sanchez, at which time an agreement in principle to settle the Action was reached. Class Representative and Class Counsel believe the Settlement is in the best interest of Class Members.
WHO IS IN THE SETTLEMENT

5.	How do I know if I am part of the Settlement?

    On September 30, 2009, the Court certified this Action as a class action and ordered that everyone who fits the following description is a Class Member, unless they took steps to exclude themselves:

all persons who purchased or otherwise acquired the publicly traded securities of Herley Industries, Inc. during the period from October 1, 2001 through June 14, 2006, inclusive, and who allegedly sustained a loss as a result of this acquisition.  Excluded from the Class are Defendants, the employees of the Defendants and members of the Individual Defendants’ immediate families.

Also excluded from the Class is any person or entity who previously excluded himself, herself or itself by timely serving a valid and proper request for exclusion in accordance with the Notice of Pendency of Class Action (“Pendency Notice”), which was previously mailed to potential Class Members.
See the Plan of Allocation beginning on page [__] for more information about the securities that are part of the Settlement.  Receipt of this Notice does not mean that you are a Class Member.  Please check your records or contact your broker to see if you purchased or acquired Herley common stock during the Class Period.

6.	Are there exceptions to being included in the Class?

There are some people who cannot be in the Class.  The excluded persons are: (a) the Defendants in the Action; (b) the employees of the Defendants; (c) the members of the immediate families of the Individual Defendants in the Action (as defined in the Stipulation); and (d) any Person who timely and validly sought exclusion from the Class pursuant to the Pendency Notice.  All Class Members who did not seek exclusion from the Class in accordance with the Pendency Notice are bound by the terms of the Settlement.
If one of your mutual funds purchased or acquired shares of Herley common stock during the Class Period, that alone does not make you a Class Member.  You are a Class Member only if you (or your broker on your behalf) purchased or acquired Herley securities during the Class Period.

7.	What if I am still not sure if I am included?

    You are still not sure whether you are included, you can ask for free help from the Claims Administrator: In re Herley Industries, Inc. Securities Litigation, Claims Administrator, c/o Garden City Group, [address], 800-[__], www.[__].com.  Or you can fill out and return the Proof of Claim and Release form (“Proof of Claim”) described on page [____], in Question 10, to see if you qualify.
THE SETTLEMENT BENEFITS—WHAT YOU MAY RECEIVE

8.	What does the Settlement provide?

    In the Settlement, Herley has agreed to fund a $10,000,000 (before interest) account to be divided, after deduction of Court-awarded attorneys’ fees and expenses, the Class Representative’s Court-approved costs and expenses, settlement administration costs and any applicable taxes (“Net Settlement Fund”), among all Class Members who timely submit valid Proofs of Claim.

9.	How much will my payment be?

    The Plan of Allocation discussed on page [____] explains how claimants’ “Recognized Losses” will be calculated.  Your share of the Net Settlement Fund will depend on several things, including: (a) the amount of Recognized Losses of other Class Members; (b) how many shares of Herley stock you bought; (c) how much you paid for the shares; (d) when you bought them; and (e) whether or when you sold them (and, if so, for how much you sold them).
It is unlikely that you will get a payment for your entire Recognized Loss, given the number of potential Class Members.  After all Class Members have sent in their Proofs of Claim, the payment you get will be a portion of the Net Settlement Fund.  Your share will be your Recognized Loss divided by the total of all Class Members’ Recognized Losses and then multiplied by the total amount in the Net Settlement Fund. See the Plan of Allocation beginning on page [___] for more information.
Once all the Proofs of Claim are processed and claims are calculated, Class Counsel, without further notice to the Class, will apply to the Court for an order distributing the Net Settlement Fund to the members of the Class.  Class Counsel will also ask the Court to approve payment of the Claims Administrator’s fees and expenses incurred in connection with administering the Settlement that have not already been reimbursed.

HOW YOU GET A PAYMENT—SUBMITTING A PROOF OF CLAIM

10.	How can I get a payment?

    To qualify for a payment, you must timely send in a validly completed Proof of Claim with supporting documents (DO NOT SEND ORIGINALS of your supporting documents).  A Proof of Claim is being circulated with this Notice.  You may also get a Proof of Claim on the Internet at the websites for the Claims Administrator: www.[__].com, or Class Counsel: www.labaton.com.  Please read the instructions carefully, fill out the Proof of Claim, include all the documents the form asks for, sign it, and mail it to the Claims Administrator by first-class mail, postmarked on or before __________, 2010.  The Claims Administrator needs all of the information requested in the Proof of Claim in order to determine what you may be entitled to.

11.	When would I get my payment?

    The Court will hold a hearing on ___________, 2010 at __:__ _.m., to decide whether to approve the Settlement.  All Proofs of Claim need to be submitted or postmarked on or before ___________, 2010.  If the Court approves the Settlement, there may still be appeals which would delay payment, perhaps for more than a year.  It also takes time for all the Proofs of Claim to be processed.  Please be patient.

12.	What have I given up by staying in the Class and getting a payment?

    Unless you previously excluded yourself from the Class in accordance with the Pendency Notice, you remain in the Class, which means that once the Settlement becomes effective (the “Effective Date”), you will forever give up and release all “Settled Claims” (as defined below) against the “Released Defendant Parties.”3   You will not in the future be able to bring a case asserting any Settled Claim against the Released Defendant Parties.
“Settled Claims” means all claims and causes of action of every nature and description, whether known or unknown, arising from the beginning of time to present, whether under federal, state, common or foreign law, that the Class Representative or any member of the Class claimed or could have claimed against any Defendant in this Action arising out of or related in any way to any of the facts, matters, transactions, allegations, or claims in the Consolidated Complaint.  However, any release of the Settled Claims pursuant to this Stipulation shall not release, bar, waive, or otherwise affect claims to enforce the Settlement.
The “Effective Date” will occur after the Judgment by the Court approving the Settlement becomes final and is not subject to appeal.  If you remain a member of the Class, all of the Court’s orders will apply to you and legally bind you.

13.	If I did not exclude myself pursuant the Pendency Notice, can I sue the Defendants and the other Released Defendant Parties for the same thing later?

No.  Unless you excluded yourself in accordance with the Pendency Notice, you have given up any rights to sue the Defendants and the other Released Defendant Parties for all Settled Claims.

14.	If I excluded myself in accordance with the Pendency Notice, can I get money from the proposed Settlement?

No.  If you excluded yourself pursuant to the Pendency Notice, do not send in a Proof of Claim to ask for any money.

THE LAWYERS REPRESENTING YOU

15.	Do I have a lawyer in this case?

    The law firms of Labaton and Kirby, both located in New York, New York, were appointed to represent all Class Members.  These lawyers are called Class Counsel.  You will not be separately charged for these lawyers.  The Court will determine the amount of Class Counsel’s fees and expenses, which will be paid from the Settlement Fund if they are approved.  If you want to be represented by your own lawyer, you may hire one at your own expense.

16.	How will the lawyers be paid?

    Class Counsel has not received any payment for its services in pursuing the claims against the Defendants on behalf of the Class, nor has it been reimbursed for any litigation expenses.  At the Settlement Hearing described below, or at such other time as the Court may order, Class Counsel will ask the Court to award it, from the Settlement Fund, attorneys’ fees of no more than ____% of the Settlement Fund (including accrued interest), and to reimburse it for its litigation expenses, such as the cost of experts, that it has incurred in pursuing the Action.  The request for reimbursement of expenses will not exceed $_______, plus interest on the expenses at the same rate as may be earned by the Settlement Fund.  Pursuant to the PSLRA, the Class Representative may also ask the Court to reimburse it for costs and expenses it incurred in representing the Class in an amount of no more than $20,000.  If the applications for attorneys’ fees and expenses are approved in full, the average amount of such fees and expenses per damaged share would be approximately $___.
The fee requested by Class Counsel would compensate it for its efforts in achieving the Settlement for the benefit of the Class and for the risk in undertaking the Action on a contingency basis.  A request of ____% may be determined by the Court to be reasonable given: (a) the result achieved; (b) the novelty and difficulty of the claims; (c) the risk that Class Representative would not prevail; (d) the quality of counsel’s representation; and (e) the fees awarded in similar cases.  The Court will determine the amount of the award.

OBJECTING TO THE SETTLEMENT

17.	How do I tell the Court that I do not like the proposed Settlement?

    If you are a Class Member you can object to any part of the Settlement, the proposed Plan of Allocation, and the application by Class Counsel for attorneys’ fees and expenses.  You must write to the Court setting out your objection, giving reasons why you think the Court should not approve any part or all of the Settlement.
To object, you must send a signed letter stating that you object to the proposed settlement in the case known as: In re Herley Industries, Inc. Securities  Litigation, No. 06-cv-2596 (JRS).  You must include your name, address, telephone number and your signature; identify the date(s), price(s) and number of shares of all purchases, acquisitions and sales of Herley stock you made during the Class Period; and state the reasons why you object to the Settlement.  This information is needed to demonstrate your membership in the Class.
Unless otherwise ordered by the Court, any Class Member who does not object in the manner described in this Notice will be deemed to have waived any objection and will not be able to make any objection to the Settlement in the future.
Your objection must be filed with the Court and delivered or mailed First-Class (with a corresponding postmark) on or before ________, 2010 to all the following:

COURT:	CLASS COUNSEL:
CLERK OF THE COURT United States District Court for the Eastern District of Pennsylvania James A. Byrne United States Courthouse, 601 Market Street, Philadelphia, Pennsylvania 19106-1797
LABATON SUCHAROW LLP
Jonathan Gardner
140 Broadway
New York, NY  10005
KIRBY McINERNEY LLP
Ira M. Press
825 Third Avenue, 16th Floor
New York, NY  10022

Counsel for Lead Plaintiff and Class Representative Norfolk County Retirement System

DEFENDANTS’ COUNSEL:
BLANK ROME LLP James T. Smith One Logan Square Philadelphia, PA 19103 Counsel for Defendants Herley Industries, Inc.; Lee Blatt; Myron Levy; Anello Garefino; Thomas Gilboy; and John Kelley

THE COURT’S SETTLEMENT HEARING

18.	When and where will the Court decide whether to approve the proposed Settlement?

    The Court will hold a Settlement Hearing at ___ _.m. on __________, 2010, in Courtroom 8B, of the James A. Byrne United States Courthouse, 601 Market Street, Philadelphia, Pennsylvania 19106-1797.  At this hearing, the Court will consider whether the Settlement is fair, reasonable and adequate.  The Court also will consider the proposed Plan of Allocation for the net proceeds of the Settlement and the applications for attorneys’ fees and reimbursement of expenses.  The Court will take into consideration any written objections filed in accordance with the instructions set out above in the answer to Question 17. We do not know how long it will take the Court to make these decisions.
You should also be aware that the Court may change the date and time of the Settlement Hearing without another notice being sent to Class Members.  If you want to come to the hearing, you should check with Class Counsel before coming to be sure that the date and/or time has not changed.

19.	Do I have to come to the hearing?

    No.  Class Counsel will answer questions the Court may have.  But, you are welcome to come at your own expense.  If you validly submit an objection, you do not have to come to Court to talk about it.

20.	May I speak at the hearing and submit additional evidence?

    If you object to the Settlement, you may ask the Court for permission to speak at the Settlement Hearing.  To do so, you must include with your objection (see Question 18 above) a statement that it is your intention to appear in In re Herley Industries, Inc. Securities Litigation, No. 06-cv-2596 (JRS).  Persons who intend to object and want to present evidence at the Settlement Hearing must also include in their written objection the identity of any witness they may call to testify and exhibits they intend to introduce at the Settlement Hearing.  You cannot speak at the hearing if you excluded yourself from the Class pursuant to the Pendency Notice, or if you have not provided written notice of your intention to speak at the Settlement Hearing according to the procedures described above and in the answer to Question 18.

IF YOU DO NOTHING

21.	What happens if I do nothing at all?

    If you do nothing and have not sought exclusion pursuant to the Pendency Notice, you will get no money from this Settlement and you will not be able to start a lawsuit, continue with a lawsuit, or be part of any other lawsuit against the Defendants and the other Released Defendant Parties about the Settled Claims in this case.  To share in the Net Settlement Fund you must submit a Proof of Claim (see Question 10).  To start, continue or be a part of any other lawsuit against the Defendants and the other Released Defendant Parties about the Settled Claims in this case you must have excluded yourself from the Class in accordance with the terms of the Pendency Notice.

GETTING MORE INFORMATION

22.	Are there more details about the proposed Settlement and the lawsuit?

    This Notice summarizes the proposed Settlement.  More details are in the Stipulation.  You may review the Stipulation filed with the Court and all documents filed in the Action during business hours at the Office of the Clerk of the United States District Court for the Eastern District of Pennsylvania, James A. Byrne United States Courthouse, 601 Market Street, Philadelphia, Pennsylvania 19106-1797.
You also can call the Claims Administrator toll free at 800-[___]; call Class Counsel at 800-[____]; write to In re Herley Industries, Inc. Securities Litigation, c/o [___], [__]; or visit the websites www.[__].com or www.labaton.com, where you can find answers to common questions about the Settlement, download copies of the Proof of Claim form, and locate other information to help you determine whether you are a Class Member and whether you are eligible for a payment.  Please Do Not Call the Court or Herley With Questions About the Settlement.
PLAN OF ALLOCATION OF NET SETTLEMENT FUND
AMONG CLASS MEMBERS
The $10,000,000 Settlement Amount and any interest it earns is called the Settlement Fund.  The Settlement Fund, minus all taxes, costs, fees and expenses (the “Net Settlement Fund”), will be distributed according to the Plan of Allocation described herein to members of the Class who timely submit valid Proofs of Claim that show a Recognized Loss, as defined herein, and who have a net loss on all Class Period transactions in Herley common stock (“Authorized Claimants”). Class Members who do not timely submit valid Proofs of Claim will not share in the Net Settlement Fund, but will otherwise be bound by the terms of the Settlement.  The Court may approve the Plan of Allocation with or without modifications agreed to among the Parties, or another Plan of Allocation, without further notice to the Class.
The Claims Administrator will determine each Authorized Claimant’s pro rata share of the Net Settlement Fund based upon each Authorized Claimant’s “Recognized Loss,” as described herein. The Plan of Allocation is not intended to estimate the amount a Class Member might have been able to recover after a trial, nor is it intended to estimate the amount that will be paid to Authorized Claimants.  The Plan of Allocation is the basis upon which the Net Settlement Fund will be proportionately divided among all the Authorized Claimants.  The Court will be asked to approve the Claims Administrator’s determinations before the Net Settlement Fund is distributed to Authorized Claimants.  No distributions to Authorized Claimants who would receive less than $10.00 will be made, given the administrative expenses of processing and mailing such checks.
Defendants and their respective counsel will have no responsibility for or liability whatsoever for the investment of the Settlement Fund, the distribution of the Net Settlement Fund, the Plan of Allocation or the payment of any claim.  Class Representative and Class Counsel likewise will have no liability for their reasonable efforts to execute, administer and distribute the Settlement.
The following Plan of Allocation reflects the allegations that the price of Herley common stock during the Class Period was inflated artificially by reason of allegedly false and misleading statements made by the Defendants related to the conduct regarding three government contracts and the existence of a government investigation concerning that conduct.  The Defendants deny any allegations of liability.
Class Representative contends that the artificial inflation allegedly began on October 1, 2001.  Class Representative further alleges that the artificial inflation was eliminated after disclosures in June 2006 when, among other things, Herley disclosed that it and Blatt had been indicted and that certain Herley divisions had been suspended by the Navy from receiving new contracts, subject to certain exceptions.  The Plan of Allocation described below was created with the assistance of a damages expert who analyzed the movement of Herley’s common stock after the alleged disclosures.  It takes into account the portion of the stock drops attributable to the alleged fraud.
PLAN OF ALLOCATION
Each Authorized Claimant will receive a share of the cash in the Net Settlement Fund based on his, her or its Recognized Loss.  To the extent there are sufficient funds in the Net Settlement Fund, each Authorized Claimant will receive an amount equal to the Authorized Claimant’s Recognized Loss, as defined herein.  If, however, the amount in the Net Settlement Fund is not sufficient to permit payment of the total of all Recognized Losses, then each Authorized Claimant will be paid the percentage of the Net Settlement Fund that each Authorized Claimant’s recognized claim bears to the total of the claims of all Authorized Claimants (“pro rata share”).
For purposes of determining whether a claimant had an out-of-pocket gain from his, her, or its overall transactions in Herley common stock during the Class Period or suffered a net loss, the Claims Administrator shall determine the difference between (i) the Total Purchase Amount4 and (ii) the sum of the Sales Proceeds5 and the Holding Value.6  This difference will be deemed a claimant’s out-of-pocket gain or loss on his, her, or its overall transactions in common stock during the Class Period.
To calculate the Recognized Loss on Herley common stock purchased and sold during the Class Period, such sales must be matched against purchases during the Class Period.  To do so, the earliest sale will be matched first against those shares in the claimant’s opening position on the first day of the Class Period, and then matched chronologically thereafter against each purchase made during the Class Period (“FIFO Matching”).  This means that sales of Herley common stock will be first matched with any pre-Class Period holdings and then matched with purchases during the Class Period in chronological order.  Sales of pre-Class Period purchases shall have no Recognized Loss.
A purchase or sale of Herley common stock will be deemed to have occurred on the “contract” or “trade” date as opposed to the “settlement” or “payment” date.  All transaction amounts for purchase and sales of Herley common stock shall exclude commissions, taxes and fees.  Any person or entity that sold Herley common stock “short” will have no Recognized Loss with respect to such purchase during the Class Period to cover said short sale.  In the event that there is an opening short position in Herley common stock, the earliest Class Period purchases shall be matched against such opening short position, and not be entitled to a recovery, until that short position is fully covered.  Option contracts are not securities eligible to participate in the Settlement.  Accordingly, shares of Herley common stock purchased during the Class Period through the exercise of a call option or the assignment of a put option shall be treated as a purchase on the date of exercise or assignment for the stated exercise price set forth in the call or put option, and any Recognized Loss arising from such transaction shall be computed as provided for purchases of common stock.
Payment in this manner will be deemed conclusive against all Authorized Claimants.  A Recognized Loss will be calculated as defined herein and cannot be less than zero.
Publicly Traded Herley Common Stock
For shares purchased on or between October 1, 2001 through June 14, 2006, the following claims shall be allowed:
a.	For each share sold on or prior to June 5, 2006, the Recognized Loss shall be zero dollars.

b.
For each share sold on or after June 6, 2006 and on or before June 14, 2006, the Recognized Loss shall be of the lesser of: (1) dollar inflation at the time of purchase applicable to that date as set forth in Table 1 minus the dollar inflation at the time of sale; and (2) the difference between the purchase price (excluding all fees and commissions) and the selling price (excluding all fees and commissions).

c.
For each share sold on or after June 14, 2006 and on or before September 11, 2006, the Recognized Loss shall be the lesser of: (1) dollar inflation at the time of purchase applicable to that date as set forth in Table 1; and (2) the difference between the purchase price (excluding all fees and commissions) and the average closing price for the date of sale as set forth in Table 2 below.

d.
For each share sold on or after September 11, 2006 or still held, the allowed claim shall be of the lesser of: (1) dollar inflation at the time of purchase applicable to that date as set forth in Table 1; and (2) the difference between the purchase price (excluding all fees and commissions) and the average closing price of $11.74 per share as set forth in Table 2 below.

Table 1:  Inflation per Share Table
Period	Begin Date	End Date	Inflation per Share
1	1-October-2001	5-June-2006	$ 5.78
2	6-June-2006	6-June-2006	$ 4.93
3	7-June-2006	12-June-2006	$ 3.47
4	13-June-2006	13-June-2006	$ 0.10
5	14-June-2006	Current	$ 0.00

Table 2:  PSLRA Loss Limitation Table
Date	Average Closing Price After Corrective Disclosures
6/14/2006	$ 9.21
6/15/2006	$ 10.13
6/16/2006	$ 10.31
6/19/2006	$ 10.40
6/20/2006	$ 10.31
6/21/2006	$ 10.24
6/22/2006	$ 10.21
6/23/2006	$ 10.22
6/26/2006	$ 10.26
6/27/2006	$ 10.29
6/28/2006	$ 10.33
6/29/2006	$ 10.39
6/30/2006	$ 10.45
7/3/2006	$ 10.54
7/5/2006	$ 10.62
7/6/2006	$ 10.71
7/7/2006	$ 10.78
7/10/2006	$ 10.86
7/11/2006	$ 10.92
7/12/2006	$ 10.96
7/13/2006	$ 10.99
7/14/2006	$ 11.02
7/17/2006	$ 11.03
7/18/2006	$ 11.03
7/19/2006	$ 11.04
7/20/2006	$ 11.05
7/21/2006	$ 11.06
7/24/2006	$ 11.06
7/25/2006	$ 11.06
7/26/2006	$ 11.06
7/27/2006	$ 11.05
7/28/2006	$ 11.04
7/31/2006	$ 11.03
8/1/2006	$ 11.02
8/2/2006	$ 11.07
8/3/2006	$ 11.10
8/4/2006	$ 11.14
8/7/2006	$ 11.18
8/8/2006	$ 11.21
8/9/2006	$ 11.23
8/10/2006	$ 11.25
8/11/2006	$ 11.27
8/14/2006	$ 11.27
8/15/2006	$ 11.28
8/16/2006	$ 11.30
8/17/2006	$ 11.32
8/18/2006	$ 11.33
8/21/2006	$ 11.35
8/22/2006	$ 11.38
8/23/2006	$ 11.41
8/24/2006	$ 11.44
8/25/2006	$ 11.47
8/28/2006	$ 11.51
8/29/2006	$ 11.54
8/30/2006	$ 11.57
8/31/2006	$ 11.60
9/1/2006	$ 11.63
9/5/2006	$ 11.66
9/6/2006	$ 11.68
9/7/2006	$ 11.71
9/8/2006	$ 11.72
9/11/2006	$ 11.74
After 9/11/2006	$ 11.74

SPECIAL NOTICE TO SECURITIES BROKERS
AND OTHER NOMINEES
If you purchased or acquired Herley common stock  (NASDAQ ticker: HRLY; ISIN [__]) during the period from October 1, 2001 through June 14, 2006, inclusive, for the beneficial interest of a person or organization other than yourself, the Court has directed that, WITHIN SEVEN (7) CALENDAR DAYS OF YOUR RECEIPT OF THIS NOTICE, you either: (a) provide to the Claims Administrator the name and last known address of each person or organization for whom or which you purchased or acquired Herley common stock during such time period (preferably in an MS Excel data table, setting forth (i) title/registration, (ii) street address, (iii) city/state/zip; or electronically in MS Word or WordPerfect files; or on computer-generated mailing labels) or; (b) request additional copies of this Notice and the Proof of Claim form, which will be provided to you free of charge, and within seven (7) calendar days send by First-Class Mail the Notice and Proof of Claim form directly to the beneficial owners of those Herley shares.
If you choose to follow alternative procedure (b), the Court has directed that, upon such mailing, you send a statement to the Claims Administrator confirming that the mailing was made as directed.  You are entitled to reimbursement from the Settlement Fund of your reasonable expenses actually incurred in connection with the foregoing, including reimbursement of postage expense and the cost of ascertaining the names and addresses of beneficial owners.  Those expenses will be paid after request and submission of appropriate supporting documentation.  All communications concerning the foregoing should be addressed to the Claims Administrator:
IN RE HERLEY INDUSTRIES INC. SECURITIES LITIGATION
CLAIMS ADMINISTRATOR
ATTENTION:  [__]
[___]
[___]

Phone:  [__]; Fax:  [__]
[__]@[__].com
[__].com

Dated:           _________________, 2010

BY ORDER OF THE COURT
UNITED STATES DISTRICT COURT
EASTERN DISTRICT OF PENNSYLVANIA

3 “Released Defendant Parties” means any and all of the Defendants and/or their current or former attorneys, auditors, officers, directors, employees, partners, subsidiaries, affiliates, related companies, parents, insurers, heirs, executors, representatives, predecessors, successors, assigns, trustees or other individual or entity in which any Defendant has a controlling interest.

4 The “Total Purchase Amount” is the total amount the claimant paid for all Herley common stock purchased during the Class Period.

5 The Claims Administrator shall match any sales of Herley common stock during the Class Period and sales during the PSLRA 90-day look-back period first against the claimant’s opening position in Herley common stock (the proceeds of those sales will not be considered for purposes of calculating gains or losses).  The total amount received for sales of the remaining Herley common stock during the Class Period and sales during the PSLRA 90-day look-back period that may be matched against Class Period purchases is the “Sales Proceeds.”

6  The Claims Administrator shall ascribe a holding price for shares purchased during the Class Period and still held at the end of the PSLRA 90-day look-back period, with such holding price being $11.74 per share (the “Holding Value”).

EXHIBIT 2 TO EXHIBIT A

Must be Postmarked No Later Than __________, 2010	Herley Securities Litigation c/o The Garden City Group, Inc. PO Box 9415 Dublin, OH 43017-4515 1-800-___-____	HLY

Claim Number:	Control Number:

PROOF OF CLAIM AND RELEASE

TABLE OF CONTENTS	PAGE #
PART I - CLAIMANT INFORMATION	2
PART II - SCHEDULE OF TRANSACTIONS IN HERLEY COMMON STOCK	3
PART III - RELEASE OF CLAIMS AND SIGNATURE	4-6

QUESTIONS? PLEASE CALL 1-800-___-____ OR VISIT WWW.GARDENCITYGROUP.COM

PART I - CLAIMANT INFORMATION
Claimant Name(s) (as you would like the name(s) to appear on the check, if eligible for payment):

Account Number (not required):

Last 4 digits of Claimant Social Security Number/Taxpayer ID Number:

Name of the Person you would like the Claims Administrator to Contact Regarding This Claim (if different from the Claimant Name(s) listed above):

Claimant or Representative Contact Information:
The Claims Administrator will use this information for all communications relevant to this Claim (including the check, if eligible for payment).  If this information changes you MUST notify the Claims Administrator in writing at the address above.

Street Address:
____________________________________________________________________________________
City:
_______________________________________________________________

State and Zip Code:
_______________________________________________________________

Country (Other than U.S.):
_______________________________________________________________

Daytime Telephone Number: _______________ Evening Telephone Number: _______________

Email Address: ___________________
(Email Address is not required, but if you provide it you authorize the Claims Administrator to use it in providing you with information relevant to this claim.)

NOTICE REGARDING ELECTRONIC FILES: Certain claimants with large numbers of transactions may request to, or may be requested to, submit information regarding their transactions in electronic files. To obtain the mandatory electronic filing requirements and file layout, you may visit the website at www.gardencitygroup.com or you may e-mail the Claims Administrator at eClaim@gardencitygroup.com. Any file not in accordance with the required electronic filing format will be subject to rejection. No electronic files will be considered to have been properly submitted unless the Claims Administrator issues an email after processing your file with your claim numbers and respective account information. Do not assume that your file has been received or processed until you receive this email. If you do not receive such an email within 10 days of your submission, you should contact the electronic filing department at eClaim@gardencitygroup.com to inquire about your file and confirm it was received and acceptable.
NOTE: Separate Proofs of Claim should be submitted for each separate legal entity (e.g., a claim from Joint Owners should not include separate transactions of just one of the Joint Owners, an Individual should not combine his or her IRA transactions with transactions made solely in the Individual’s name).  Conversely, a single Proof of Claim should be submitted on behalf of one legal entity including all transactions made by that entity no matter how many separate accounts that entity has (e.g., a Corporation with multiple brokerage accounts should include all transactions in Herley common stock) during the Class Period on one Proof of Claim, no matter how many accounts the transactions were made in.

PART II - SCHEDULE OF TRANSACTIONS IN HERLEY COMMON STOCK
A.           BEGINNING HOLDINGS: Number of shares of Herley common stock held at the beginning of trading on October 1, 2001: (Must be documented. If none, write “0” or zero):
B.           PURCHASES/ACQUISITIONS: Purchases or other acquisitions, including by way of exchange, conversion or otherwise on or after October 1, 2001 through and including June 14, 2006 of Herley common stock: (Must be documented):

Trade Date(s) (List Chronologically) Month/Day/Year	Number of Shares Purchased/Acquired	Purchase Price Per Share	Total Purchase Price (excluding commissions transfer taxes or other fees)
		$	$
		$	$
		$	$
		$	$

C. TOTAL PURCHASES/ACQUISITIONS:  State the total number of shares of Herley common stock purchased during the period June 15, 2006 to September 11, 2006.
D.           SALES: Sales or other deliveries, including by way of exchange or otherwise on or after October 1, 2001 through and including September 11, 2006 of Herley common stock, inclusive. (Must be documented):

Trade Date(s) (List Chronologically) Month/Day/Year	Number of Shares Purchased/Acquired	Purchase Price Per Share	Total Purchase Price (excluding commissions transfer taxes or other fees)
		$	$
		$	$
		$	$
		$	$

E. UNSOLD HOLDINGS: Number of shares of Herley common stock held at the close of trading on September 11, 2006. (Must be documented. If none, write “0” or zero):
IF YOU NEED ADDITIONAL SPACE TO LIST YOUR TRANSACTIONS  PLEASE PHOTOCOPY THIS PAGE AND CHECK THIS BOX  IF YOU DO NOT CHECK THIS BOX THESE ADDITIONAL PAGES MAY NOT BE REVIEWED

PART III - RELEASE OF CLAIMS AND SIGNATURE
SUBMISSION TO THE JURISDICTION OF THE COURT AND ACKNOWLEDGMENTS
I (We) submit this Proof of Claim under the terms of the Stipulation described in the Notice.  I (We) also submit to the jurisdiction of the United States District Court for the Eastern District of Pennsylvania with respect to my (our) claim as a Class Member and for purposes of enforcing the release set forth herein. I (We) further acknowledge that I (we) will be bound by and subject to the terms of any Final Order and Judgment that may be entered in the Action.  I (We) agree to furnish additional information to the Claims Administrator to support this claim if requested to do so.  I (We) have not submitted any other claim covering the same purchases, acquisitions or sales or holdings of Herley common stock during the Class Period and know of no other Person having done so on my (our) behalf.
RELEASE

1. I (We) hereby acknowledge full and complete satisfaction of, and do hereby fully, finally and forever settle, release and discharge from the Settled Claims each and all of the Released Defendant Parties as those terms and terms related thereto are defined in the accompanying Notice.

2. This release shall be of no force or effect unless and until the Court approves the Stipulation and the Effective Date (as defined in the Stipulation) has occurred.

3. I (We) hereby warrant and represent that I (we) have not assigned or transferred or purported to assign or transfer, voluntarily or involuntarily, any matter released pursuant to this release or any other part or portion thereof.

4. I (We) hereby warrant and represent that I (we) have included information about all of my (our) purchases, acquisitions, and sales and other transactions in Herley common stock which occurred during the Class Period and the number of shares of Herley common stock held by me (us) at the beginning of trading on October 1, 2001, and at the close of trading on September 11, 2006.

5. I (We) hereby warrant and represent that I am (we are) not excluded from the Class as defined herein and in the Notice, and that none of the shares reflected in the schedules of transactions were acquired by me (us) while a Herley employee from October 1, 2001 through June 14, 2006.

CERTIFICATION
I declare under penalty of perjury under the laws of the United States of America that the foregoing information supplied by the undersigned is true and correct.
Executed this ___ day of ___________________, in _____________________, ____________________.

_______________________________ (Sign your name here)	_______________________________ (Signature of Joint Claimant, if any)
_______________________________ (Type or print your name here)	_______________________________ (Print Name of Joint Claimant)
_______________________________ (Capacity of person(s) signing, e.g., Beneficial Purchaser, Executor or Administrator)

REMINDER CHECKLIST
1.	Please sign the Certification Section of the Proof of Claim and Release form.
2.	If this Claim is being made on behalf of Joint Claimants, then both must sign.
3.	Please remember to attach supporting documents.
4.	DO NOT SEND ORIGINALS OF ANY SUPPORTING DOCUMENTS.
5.	Keep a copy of your Proof of Claim and Release form and all documentation submitted for your records.
6.
The Claims Administrator will acknowledge receipt of your Proof of Claim and Release by mail, within 60 days. Your claim is not deemed filed until you receive an acknowledgment postcard. If you do not receive an acknowledgment postcard within 60 days, please call the Claims Administrator toll free at 1-800-___-____.

7.	If you move, please send us your new address to:
Herley Securities Litigation
c/o The Garden City Group, Inc.
PO Box 9415
Dublin, OH 43017-4515

8.	Do not use highlighter on the Proof of Claim form or supporting documentation.

THIS PROOF OF CLAIM MUST BE POSTMARKED NO LATER THAN
 _____________, 2010 AND MUST BE MAILED TO:

Herley Securities Litigation
c/o The Garden City Group, Inc.
PO Box 9415
Dublin, OH 43017-4515

EXHIBIT 3 TO EXHIBIT A

IN THE UNITED STATES DISTRICT COURT
FOR THE EASTERN DISTRICT OF PENNSYLVANIA

:
IN RE HERLEY INDUSTRIES, INC.	:	Case No. 06-CV-2596 (JRS)
SECURITIES LITIGATION	:
:

SUMMARY NOTICE OF HEARING ON PROPOSED CLASS ACTION SETTLEMENT

TO:
ALL PERSONS WHO PURCHASED OR OTHERWISE ACQUIRED THE PUBLICLY TRADED SECURITIES OF HERLEY INDUSTRIES, INC. DURING THE PERIOD OCTOBER 1, 2001 THROUGH JUNE 14, 2006, INCLUSIVE (THE “CLASS PERIOD”), AND WHO ALLEGEDLY SUSTAINED A LOSS AS A RESULT OF THIS ACQUISITION (THE “CLASS”).

YOU MAY BE ENTITLED TO A PAYMENT FROM THIS
PROPOSED SETTLEMENT

YOU ARE HEREBY NOTIFIED that pursuant to an Order of the United States District Court for the Eastern District of Pennsylvania, a hearing will be held on ________________, at __:__ __.m., before the Honorable Juan R. Sanchez, at the United States District Court for the Eastern District of Pennsylvania, James A. Bryne United States Courthouse, 601 Market Street, Philadelphia, PA  19106, for the purpose of determining: (1) whether the proposed Settlement of the Action for the sum of $10,000,000 in cash should be approved by the Court as fair, reasonable and adequate; and (2) the reasonableness of the application of Class Counsel for payment of attorneys’ fees and expenses incurred in connection with this Action, together with interest and the expenses of the Class Representative in representing the Class.
IF YOU ARE A MEMBER OF THE CLASS DESCRIBED ABOVE, YOUR RIGHTS WILL BE AFFECTED AND YOU MAY BE ENTITLED TO SHARE IN THE NET SETTLEMENT FUND. Excluded from the Class are Defendants, employees of Defendants, and the Individual Defendants’ immediate families.  If you have not yet received the full printed Notice of Proposed Class Action Settlement (“Notice”) and a Proof of Claim and Release form (“Proof of Claim”), you may obtain copies of these documents by contacting the Claims Administrator:
In re Herley Industries, Inc. Securities Litigation
Claims Administrator
c/o [_____]
[_____]
[_____]
800-[_____]
www.[_____].com

Inquiries, other than requests for information about the status of a claim, may also be made to Class Counsel:
Labaton Sucharow LLP 140 Broadway New York, New York 10005 [_____] www.labaton.com

To participate in the proposed settlement and to be eligible to receive a recovery, you must submit a Proof of Claim postmarked no later than _______, 2010.  If you are a Class Member and have not excluded yourself from the Class pursuant to the previously issued Notice of Pendency of Class Action, you will be bound by the Final Order and Judgment of the Court.  Any objections to the Settlement must be filed with the Court and served on counsel for the parties on or before ________.
If you are a Class Member and do not timely submit a valid Proof of Claim, you will not share in the Settlement, but you nevertheless will be bound by the Final Order and Judgment of the Court.

DATED: __________________	BY ORDER OF THE COURT UNITED STATES DISTRICT COURT EASTERN DISTRICT OF PENNSYLVANIA

EXHIBIT B

IN THE UNITED STATES DISTRICT COURT
FOR THE EASTERN DISTRICT OF PENNSYLVANIA

IN RE HERLEY INDUSTRIES, INC.	:
SECURITIES LITIGATION	:	Case No. 06-CV-2596 (JRS)
	:	EXHIBIT B

[PROPOSED] FINAL ORDER AND JUDGMENT

WHEREAS:
A. On July 2, 2010, Lead Plaintiff and Class Representative, the Norfolk County Retirement System (“Norfolk” or the “Class Representative”), acting on behalf of itself and the Class, entered into a Stipulation and Agreement of Settlement (the “Stipulation”) with Defendants in these consolidated actions (the “Action”).
B.  Pursuant to the Preliminary Approval Order Providing for Notice and Hearing in Connection With Proposed Class Action Settlement, entered _______________, 2010 (the “Preliminary Approval Order”), the Court scheduled a hearing for ______________, 2010, at ____ ___.m. (the “Settlement Hearing”) to, inter alia: (a) determine whether the proposed settlement of the Action on the terms and conditions provided for in the Stipulation is fair, reasonable and adequate, and should be approved by the Court; and (b) determine whether a judgment as provided for in the Stipulation should be entered.  The Court ordered that the Notice of Proposed Class Action Settlement (the “Notice”) and a Proof of Claim and Release form (“Proof of Claim”), in the form attached as Exhibits 1 and 2 to the Preliminary Approval Order, be mailed by first-class mail, postage prepaid, on or before ____________, 2010 (“Notice Date”) to all putative Class Members at the address of each such Person as set forth in the records of Herley Industries, Inc. (“Herley”) or its transfer agent, or who otherwise could be identified through reasonable effort, and that a Summary Notice of Hearing on Proposed Class Action Settlement (the “Summary Notice”), in the form attached to the Preliminary Approval Order as Exhibit 3, be published in Investor’s Business Daily and transmitted over Business Wire within fourteen (14) calendar days of the Notice Date.
C. The Notice and the Summary Notice advised Class Members of the date, time, place and purpose of the Settlement Hearing.  The Notice further advised that any objections to the Settlement were required to be filed with the Court and served on counsel for the Parties by ____________________, 2010.
D. The provisions of the Preliminary Approval Order as to notice were complied with.
E. On ________________, 2010, the Class Representative moved for final approval of the Settlement, as set forth in the Preliminary Approval Order.  The Settlement Hearing was duly held before this Court on __________________, 2010, at which time all interested Persons were afforded the opportunity to be heard.
F. This Court has duly considered the Class Representative’s motion, the affidavits, declarations and memorandum of law submitted in support thereof, and all of the submissions and arguments presented with respect to the proposed Settlement.
NOW, THEREFORE, after due deliberation, IT IS ORDERED, ADJUDGED AND DECREED that:
1. This Judgment incorporates by reference the definitions in the Stipulation, and all capitalized terms used, but not defined herein, shall have the same meanings as set forth in the Stipulation.
2. This Court has jurisdiction over the subject matter of the Action and over all Parties to the Action, including all members of the Class.
3. By Order entered September 30, 2009, pursuant to Rule 23 of the Federal Rules of Civil Procedure, this Court certified this Action as a class action on behalf of all persons who purchased or otherwise acquired the publicly traded securities of Herley Industries, Inc. during the period from October 1, 2001 through June 14, 2006, inclusive (the “Class Period”), and who allegedly sustained a loss as a result of this acquisition.  Excluded from the Class are Defendants, the employees of the Defendants and members of the Individual Defendants’ immediate families (as defined in the Stipulation).  Also excluded from the Class are any Class Members, as listed on Exhibit A hereto, who excluded themselves from the Class by timely filing a valid request for exclusion in accordance with Pendency Notice approved by the Court on April 5, 2010.
4.  By Order entered January 15, 2010, the Court hereby appointed Norfolk as Lead Plaintiff and Class Representative and Labaton Sucharow LLP and Kirby McInerney LLP as Class Counsel.
5. The notification provided for and given to the Class was in compliance with the Preliminary Approval Order, and said notification constituted the best notice practicable under the circumstances and is in full compliance with the notice requirements of due process, Federal Rule of Civil Procedure 23 and Section 21D(a)(7) of the Securities Exchange Act of 1934, 15 U.S.C. § 78u-4(a)(7) as amended by the Private Securities Litigation Reform Act of 1995 (“PSLRA”), and any other applicable law.
6. The proposed Settlement of the Action on the terms and conditions set forth in the Stipulation is in all respects fair, reasonable and adequate, in light of the benefits to the Class, the complexity, expense and possible duration of further litigation against the Defendants, the risks of establishing liability and damages and the costs of continued litigation.  This Court further finds the Settlement set forth in the Stipulation is the result of arm’s-length negotiations between experienced counsel representing the interests of the Class Representative, the Class and Defendants.
7. The Stipulation and the proposed Settlement are hereby approved as fair, reasonable, adequate, and in the best interests of the Class Members, and shall be consummated in accordance with the terms and provisions of the Stipulation.
8. All claims asserted in this Action are hereby dismissed in their entirety as to all Defendants, with prejudice, and without costs to any Party, except as otherwise provided in the Stipulation.
9. The Court further finds, pursuant to the PSLRA, 15 U.S.C. §78u-4 (c), that during the course of the Action, the Parties and their respective counsel at all times complied with the requirements of Federal Rule of Civil Procedure 11.
10. Upon the Effective Date, Class Representative and each Class Member, whether or not such Class Member executes and delivers a Proof of Claim, other than those listed in Exhibit A hereto, on behalf of themselves and each of their respective heirs, executors, trustees, administrators, predecessors, successors and assigns shall have fully, finally and forever waived, released, discharged and dismissed each and every one of the Settled Claims against each and every one of the Released Defendant Parties and shall forever be barred and enjoined, without the necessity of posting a bond, from commencing, instituting, prosecuting or maintaining any of the Settled Claims against any of the Released Defendant Parties.
11. Upon the Effective Date, each of the Defendants, on behalf of themselves and each of their respective heirs, executors, trustees, administrators, predecessors, successors and assigns shall have fully, finally and forever waived, released, discharged and dismissed each and every one of the Settled Defendants’ Claims, as against each and every one of the Released Plaintiff Parties and shall forever be barred and enjoined, without the necessity of posting a bond, from commencing, instituting, prosecuting or maintaining any of the Settled Defendants’ Claims against any of the Released Plaintiff Parties.
12. Pursuant to §21D(f)(7) of the PSLRA, 15 U.S.C. §78u-4(f)(7), each of the Released Defendant Parties are hereby discharged from all claims and future claims for contribution by any Person, whether arising under state, federal or common law, arising out of the Action.  Accordingly, to the full extent provided by the PSLRA, the Court hereby bars all the claims referred to in this paragraph: (a) by any Person against the Released Defendant Parties; and (b) by the Released Defendant Parties against any Person, other than any Person whose liability has been extinguished pursuant to the Stipulation and this Judgment.
13. Each Class Member, whether or not such Class Member executes and delivers a Proof of Claim, other than those listed in Exhibit A hereto, is bound by this Judgment, including, without limitation, the release of claims as set forth in the Stipulation.
14. This Judgment and the Stipulation, and all papers related thereto are not, and shall not be construed to be, an admission by any of the Defendants of any liability, damages or wrongdoing whatsoever, and shall not be offered as evidence of any such liability, damages or wrongdoing in this or any other proceeding.  The Stipulation may be filed in an action to enforce or interpret the terms of the Stipulation, the settlement contained therein, and any other documents executed in connection with the performance of the agreements embodied herein.
15. The administration of the Settlement, and the decision of all disputed questions of law and fact with respect to the validity of any claim or right of any Person to participate in the distribution of the Net Settlement Fund, shall remain under the authority of this Court.
16. In the event that the Settlement does not become effective in accordance with the terms of the Stipulation, then this Judgment shall be rendered null and void to the extent provided by and in accordance with the Stipulation and shall be vacated, and in such event, all orders entered and releases delivered in connection herewith shall be null and void to the extent provided by and in accordance with the Stipulation.
17. Without further order of the Court, the Parties may agree to reasonable extensions of time to carry out any of the provisions of the Stipulation.
18. Any Court order regarding the Plan of Allocation or the attorneys’ fee and expense application shall in no way disturb or affect this Judgment and shall be considered separate from this Judgment.
19. Without affecting the finality of this Judgment in any way, this Court hereby retains continuing jurisdiction over: (a) implementation of the Settlement and any award or distribution of the Net Settlement Fund, including interest earned thereon; (b) disposition of the Settlement Fund; (c) hearing and determining applications for attorneys’ fees, interest and reimbursement of expenses in the Action; and (d) all Parties hereto for the purpose of construing, enforcing and administering the Settlement.  There is no just reason for delay in the entry of this Judgment and immediate entry by the Clerk of the Court is expressly directed.

Dated: __________________, 2010

Honorable Juan R. Sanchez
UNITED STATES DISTRICT JUDGE

EXHIBIT A